IMPORTANT NOTICE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN, ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS DOCUMENT.

IMPORTANT: You must read the following before continuing. The following disclaimer applies to the attached consent solicitation memorandum (the "Consent Solicitation Memorandum"), whether received by e-mail or otherwise received as a result of electronic communication and you are therefore required to read this page carefully before reading, accessing or making any other use of the attached Consent Solicitation Memorandum. By accepting the email to which this Consent Solicitation Memorandum was attached and by accessing or reading the attached Consent Solicitation Memorandum, you shall be deemed (in addition to giving the representations below) to agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from Barclays Bank PLC (the "Issuer") and/or Barclays Covered Bonds LLP (the "LLP") and/or Barclays Bank PLC, acting through its investment bank (in its capacity as solicitation agent) (the "Solicitation Agent") and/or Lucid Issuer Services Limited (the "Tabulation Agent") as a result of such acceptance and access.

Confirmation of your Representation: The attached Consent Solicitation Memorandum was sent to you at your request and, by accepting the e-mail to which the Consent Solicitation Memorandum was attached and accessing the Consent Solicitation Memorandum, you have (in addition to the above) represented to the Issuer, the LLP, the Solicitation Agent and the Tabulation Agent that:

(i)
you are a holder or a beneficial owner of the covered bonds of the relevant series issued by the Issuer and guaranteed by the LLP, as more fully described on the following page (collectively the "Covered Bonds");

(ii)
you shall not reproduce, forward or distribute the attached Consent Solicitation Memorandum to third parties or otherwise make the attached Consent Solicitation Memorandum publicly available. Any such forwarding, reproduction or distribution, in whole or in part, is unauthorised.  Failure to comply with this may result in a violation of the applicable securities laws in certain jurisdictions;

(iii)
you are not a person to or from whom it is unlawful to send the attached Consent Solicitation Memorandum or to solicit consents under the Consent Solicitations (as defined herein) under applicable law; and

(iv)	you consent to delivery of the attached Consent Solicitation Memorandum by electronic transmission.

Any materials relating to the Consent Solicitations (as defined herein) do not constitute, and may not be used in connection with, any form of offer or solicitation in any place where such offers or solicitations are not permitted by law. If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and the Solicitation Agent or any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitations shall be deemed to be made by the Solicitation Agent or such affiliate(s), as the case may be, on behalf of the Issuer in such jurisdiction where it is so licensed and the Consent Solicitations are not being made in any such jurisdiction where the Solicitation Agent or any of its affiliates is not so licensed.

The distribution of the Consent Solicitation Memorandum in certain jurisdictions may be restricted by law, and persons into whose possession the Consent Solicitation Memorandum comes are requested to inform themselves about, and to observe, any such restrictions.

The Consent Solicitation Memorandum has been sent or otherwise made available to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic transmission and consequently none of the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, Citicorp Trustee Company Limited (the "Trustee") or any person who controls, or any director, officer, employee, agent or affiliate of, any such person accepts any liability or responsibility whatsoever in respect of any difference between the Consent Solicitation Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Tabulation Agent.

You are otherwise reminded that the Consent Solicitation Memorandum has been delivered to you on the basis that you are a person into whose possession the Consent Solicitation Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located or resident and you may not, nor are you authorised to, deliver the Consent Solicitation Memorandum to any other person.

The attached Consent Solicitation Memorandum contains important information which should be read carefully before any decision is made with respect to the Consent Solicitations.  If any Covered Bondholder (as defined herein) is in any doubt as to the action it should take, it is recommended to seek its own financial advice, including as to any tax consequences, from its stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the Financial Services and Markets Act 2000 (if in the United Kingdom) or another appropriately authorised financial adviser. Any individual or company whose Covered Bonds are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to participate in the Consent Solicitations (as defined herein).

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CONSENT SOLICITATION MEMORANDUM dated 16 October2015

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

The distribution of this Consent Solicitation Memorandum in certain jurisdictions may be restricted by law, and persons into whose possession this Consent Solicitation Memorandum comes are required to inform themselves about, and to observe, any such restrictions. See "Solicitation and Distribution Restrictions" on page 1 below.

Invitations by

BARCLAYS BANK PLC
(incorporated with limited liability in England and Wales)
(the "Issuer")

to holders of its outstanding

EUR 2,000,000,000 Series 2009-1 4.00 per cent. Covered Bonds due 2019 (the "Series 2009-1 Covered Bonds")
EUR 1,300,000,000 Series 2010-2 4.25 per cent. Covered Bonds due 2022 (the "Series 2010-2 Covered Bonds")
EUR 1,000,000,000 Series 2011-1 4.00 per cent. Covered Bonds due 2021 (the "Series 2011-1 Covered Bonds") and
EUR 1,500,000,000 Series 2011-2 3.625 per cent. Covered Bonds due 2016 (the "Series 2011-2 Covered Bonds")

unconditionally and irrevocably guaranteed as to payments by
BARCLAYS COVERED BONDS LLP
(a limited liability partnership incorporated in England and Wales)

(each a "Series" and, together, the "Covered Bonds")

to consent to (i) the modification of the terms and conditions (the "Conditions") of the relevant Series such that the existing "hard bullet" maturity of such Series is replaced by a "soft bullet" maturity and (ii) the consequential modification of the Swap Agreement (as defined in the relevant Master Definitions Schedule) relating to each such Series as proposed by the Issuer for approval by an extraordinary resolution of the holders of such Series (an "Extraordinary Resolution"), all as further described in this Consent Solicitation Memorandum (each such invitation a "Consent Solicitation" and together the "Consent Solicitations")

	ISIN / Common Code / CUSIP	Outstanding principal amount	Early Participation Fee
Series 2009-1 Covered Bonds	XS0456178580 / 045617858	EUR 2,000,000,000
0.05 per cent. of the principal amount of the relevant Covered Bonds, subject to delivery of a Consent Instruction (as defined below) in favour of the relevant Extraordinary Resolution at or prior to the Early Instruction Deadline and as otherwise described herein

Series 2010-2 Covered Bonds	XS0491009659 / 049100965	EUR 1,273,500,0001
Series 2011-1 Covered Bonds	XS0576797947 / 057679794	EUR 1,000,000,000
Series 2011-2 Covered Bonds	XS0616754007 / 061675400	EUR 1,500,000,000
1.
This figure excludes the EUR 26,500,000 of the Series 2010-2 Covered Bonds held by the Issuer as at the date of this Consent Solicitation Memorandum. The Issuer will not attend and vote at the relevant Meeting in respect of such Series 2010-2 Covered Bonds.

The deadline for receipt by the Tabulation Agent of Consent Instructions from Covered Bondholders wishing to vote in favour of the relevant Extraordinary Resolution and to be eligible to receive the Early Participation Fee is 4.00 p.m. (London time) on 30 October 2015 (such time and date with respect to each Series, as the same may be extended, the "Early Instruction Deadline"). In order for any Covered Bondholder to be eligible for the relevant Early Participation Fee, the relevant Consent Instruction must be in favour of the relevant Extraordinary Resolution. Each Consent Solicitation is expected to expire at 4.00 p.m. (London time) on 5 November 2015 (such time and date with respect to each Series, as the same may be extended, the "Expiration Deadline").  Covered Bondholders may continue to submit Consent Instructions (as defined below) up to the Expiration Deadline, but any Covered Bondholder from whom a valid Consent Instruction (as defined below) is received after the Early Instruction Deadline will not be eligible to receive the Early Participation Fee.
The deadlines set by any intermediary or Clearing System may be earlier than the deadlines set out in this document. Covered Bondholders that do not deliver a valid Consent Instruction (as defined below), but who wish to attend and vote at the relevant Meeting (as defined below) in person or to be represented or to otherwise vote at the relevant Meeting, must make the necessary arrangements by the Expiration Deadline. Such Covered Bondholders will not be eligible to receive the Early Participation Fee.
NOTICE TO U.S. HOLDERS: The Consent Solicitations are made with respect to the securities of a foreign company. The Consent Solicitations are subject to disclosure requirements of a foreign country that are different from those of the United States. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Issuer is located in a foreign country, and some or all of its officers and directors may be resident of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the United States securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a United States court's judgment. You should be aware that the Issuer may purchase the Covered Bonds otherwise than under these Consent Solicitations, such as in open market or privately negotiated purchases.

Solicitation Agent

BARCLAYS

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This Consent Solicitation Memorandum contains important information which should be read carefully before any decision is made with respect to any Consent Solicitation. If any Covered Bondholder is in any doubt as to the action it should take or is unsure of the impact of the implementation of any Extraordinary Resolution, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its broker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Covered Bonds are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the relevant Consent Solicitation or otherwise participate at the meeting (including any adjourned meeting) at which the relevant Extraordinary Resolution is to be considered (each such meeting a "Meeting" and, together, the "Meetings").

None of the Issuer, Barclays Covered Bonds LLP (the "LLP"), Barclays Bank PLC, acting through its investment bank (in its capacity as solicitation agent) (the "Solicitation Agent"), Lucid Issuer Services Limited (the "Tabulation Agent") and Citicorp Trustee Company Limited (the "Trustee") expresses any opinion about the terms of any Consent Solicitation or Extraordinary Resolution or makes any recommendation whether Covered Bondholders should participate in the relevant Consent Solicitation(s) or otherwise participate at the Meeting(s) applicable to them.

CONSENT SOLICITATIONS

The Issuer is inviting the Covered Bondholders (as defined herein) to approve, by a separate Extraordinary Resolution of each Series, the relevant amendments to the Conditions and the Swap Agreements (as defined below) as set out in the Notice (as defined below).

Capitalised terms used in this Consent Solicitation Memorandum have the meaning given in "Definitions" and any other definitions of such terms are for ease of reference only and shall not affect their interpretation.

Pursuant to each Consent Solicitation, the Issuer is also inviting each Covered Bondholder to consent to the approval of the relevant Extraordinary Resolution in exchange for the payment of an early participation fee as further described herein.

Each Consent Solicitation is made on the terms and subject to the conditions contained in this Consent Solicitation Memorandum.

Before making a decision on whether to participate in the relevant Consent Solicitation(s) or otherwise participate at the Meeting(s) applicable to them, Covered Bondholders should carefully consider all of the information in this Consent Solicitation Memorandum and, in particular, the considerations described in "Risk Factors and other Considerations Relating to the Consent Solicitations" on page 15.

Key Terms and Conditions of the Consent Solicitations

Each Consent Solicitation commences on the date of this Consent Solicitation Memorandum.

The deadline for receipt by the Tabulation Agent of Consent Instructions (as defined below) from Covered Bondholders wishing to vote in respect of the relevant Extraordinary Resolution is 4.00 p.m. (London time) on 5 November 2015 (such time and date with respect to each Series, as the same may be extended, the "Expiration Deadline").

Proposed Amendments

The purpose of each Consent Solicitation is:

(i)
to modify the Conditions of the relevant Series (as set out in the Trust Deed and the applicable Final Terms for such Series) to provide that, instead of being "hard bullet" Covered Bonds, the Covered Bonds of such Series will instead become "soft bullet" Covered Bonds with an Extended Due for Payment Date, as further described under "Further Information and Terms and Conditions – Amendment and Restatement of the Final Terms relating to each Series" below and in the Notice; and

(ii)	the consequential modification of the Swap Agreement (as defined below) applicable to the relevant Series (together, the "Proposed Amendments").

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Early Participation Fee

Each Covered Bondholder from whom a valid Consent Instruction in favour of the relevant Extraordinary Resolution is received by the Tabulation Agent by 4.00 p.m. (London time) on 30 October 2015 (such time and date with respect to each Series, as the same may be extended, the "Early Instruction Deadline") will be eligible to receive payment of an amount equal to 0.05 per cent. of the principal amount of the Covered Bonds that are the subject of such Consent Instruction (the "Early Participation Fee").  Covered Bondholders may continue to submit Consent Instructions after the Early Instruction Deadline and up to the Expiration Deadline but such Covered Bondholders will not be eligible to receive the Early Participation Fee.

Payment of the Early Participation Fee in respect of a Series of Covered Bonds is conditional on the passing of the relevant Extraordinary Resolution and the implementation of the modifications to the Conditions and the Swap Agreement of such Series (as described in the relevant Extraordinary Resolution).  Payment of the Early Participation Fee in respect of a Series of Covered Bonds is not conditional on the passing of an Extraordinary Resolution in respect of any other Series of Covered Bonds.

The Issuer will announce the results of each Meeting as soon as reasonably practicable after the relevant Meeting. See "Further Information and Terms and Conditions - Announcements".

Further information in relation to the Consent Solicitation, including the Proposed Amendments, is set out under "Further Information and Terms and Conditions".

Payment of the Early Participation Fee

Subject to (i) the passing of the relevant Extraordinary Resolution in respect of a Series, (ii) the implementation of the modifications to the Conditions and the Swap Agreement of such Series and (iii) the relevant Consent Instruction being received by the Tabulation Agent prior to the Early Instruction Deadline and not being revoked (in the limited circumstances in which such revocation is permitted), the Issuer will pay the Early Participation Fee to the relevant Covered Bondholders by no later than the fifth Business Day immediately following the relevant Meeting (the "Payment Date").

To be eligible to receive the Early Participation Fee, each Covered Bondholder who submits a Consent Instruction must not attend, or seek to attend, the relevant Meeting in person or make any other arrangements to be represented at the relevant Meeting (other than by way of its Consent Instructions). Covered Bondholders may choose to attend and vote at the relevant Meeting in person or to make other arrangements to be represented or to vote at the relevant Meeting in accordance with the provisions for meetings of Covered Bondholders set out in the Trust Deed, and as described in the Notice (as defined below), (the "Meeting Provisions") without submitting a Consent Instruction. However, any such Covered Bondholder will not be eligible to receive the Early Participation Fee, irrespective of whether such Covered Bondholder has delivered a Consent Instruction or such other arrangements are made by the Early Instruction Deadline.

Meetings

A notice (the "Notice") convening the Meetings to be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom on 9 November 2015 will  be given to Covered Bondholders in accordance with the Conditions on the date of this Consent Solicitation Memorandum. The form of the Notice is set out in the Annex to this Consent Solicitation Memorandum.

The initial Meeting (in respect of the Series 2009-1 Covered Bonds) will commence at 10.00 a.m. (London time), with subsequent Meetings in respect of each other Series (in chronological order of scheduled maturity date) being held at 10 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later).

At each Meeting, Covered Bondholders will be invited to consider and, if thought fit, vote in favour of the Extraordinary Resolution relating to the relevant Series, all as more fully described in the Notice. See "Annex – Form of Notice of Meetings".

The quorum required for each Meeting to consider the relevant Extraordinary Resolution is one or more persons present and holding or representing in aggregate not less than two-thirds of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding. To be passed at the relevant Meeting, an Extraordinary Resolution requires a majority in favour consisting of not less than three-fourths of the votes cast at such Meeting. If passed, an Extraordinary Resolution shall be binding on all Covered Bondholders of the relevant Series, whether present or not at the relevant Meeting and whether or not voting. The implementation of an Extraordinary Resolution, if passed, is conditional on the Issuer not having previously terminated the relevant Consent Solicitation in accordance with the provisions for such termination set out in "Amendment and Termination".

Covered Bondholders should refer to the Notice for full details of the procedures in relation to the Meetings. See "Annex – Form of Notice of Meetings" below.

- iv -

Adjourned Meetings

In the event any Meeting is required to be adjourned (see "Further Information and Terms and Conditions - Adjourned Meetings") the Issuer may, in its sole discretion (but subject to applicable law), extend the Expiration Deadline in respect of the relevant Series, and if the relevant Extraordinary Resolution is passed at the relevant adjourned Meeting, the Payment Date will be no later than the fifth Business Day immediately following the relevant adjourned Meeting.

Consent Instructions

By submitting a Consent Instruction by the Expiration Deadline, a Covered Bondholder will instruct the Principal Paying Agent to appoint one or more representatives of the Tabulation Agent as its proxy to attend the relevant Meeting (and any adjourned Meeting) and vote in the manner specified or identified in such Consent Instruction in respect of such Extraordinary Resolution.

It will not be possible to submit a Consent Instruction without at the same time giving such instructions to the Principal Paying Agent. In order for a Covered Bondholder to be eligible to receive the Early Participation Fee, the relevant Consent Instruction must be validly submitted in favour of the relevant Extraordinary Resolution prior to the Early Instruction Deadline (and not subsequently revoked, in the limited circumstances in which such revocation is permitted).

Incorporation by Reference

The Issuer is incorporating by reference, into this Consent Solicitation Memorandum, (i) the Joint Annual Report of the Issuer and Barclays PLC, as jointly filed with the United States Securities and Exchange Commission (the "SEC") on Form 20 F on 3 March 2015 in respect of the financial years ended 31 December 2013 and 31 December 2014, (ii) the joint unaudited Interim Results Announcement of the Issuer and Barclays PLC as filed with the SEC on Form 6-K on 29 July 2015 in respect of the six months ended 30 June 2015, (iii) the base prospectus relating to its EUR 35,000,000,000 Global Covered Bond Programme (the "Programme"), as supplemented, (iv) the announcements relating to the Programme published by the Issuer via RNS on 8 May 2015, 26 June 2015, 8 July 2015 and 17 July 2015 and (v) the investor reports relating to the Programme dated 31 December 2014 and 30 September 2015.

Any supplements to the base prospectus relating to the Programme published by the Issuer after the date of this Consent Solicitation Memorandum and prior to the expiration of the Consent Solicitations and any further investor reports relating to the Programme published by the Issuer after the date of this Consent Solicitation Memorandum and prior to the expiration of the Consent Solicitations shall be deemed to be incorporated in and made a part of this Consent Solicitation Memorandum by reference from the date of filing or publication, as applicable, of such documents.

General

It is a term of each Consent Solicitation that Consent Instructions shall be irrevocable (save in certain limited circumstances as provided in "Amendment and Termination" and subject to the provisions of the Trust Deed).

The above provisions relating to Consent Instructions do not affect the rights of Covered Bondholders to attend and vote at the relevant Meeting in person or to make other arrangements to be represented or to vote at the relevant Meeting in accordance with the relevant Meeting Provisions. However, Covered Bondholders will not be eligible to receive the Early Participation Fee other than by submitting a valid Consent Instruction by the Early Instruction Deadline.

The Issuer may, at its option and in its sole discretion, extend, or waive any condition of, any Consent Solicitation at any time and may, if the conditions to a Consent Solicitation (as described under "Further Information and Terms and Conditions – Conditions of the Consent Solicitations" below) are not satisfied or waived, amend or terminate such Consent Solicitation (subject in each case to applicable law and the Trust Deed and as provided in this Consent Solicitation Memorandum, and provided that no amendment may be made to the terms of the relevant Extraordinary Resolution). Details of any such extension, waiver, amendment or termination will be announced as provided in this Consent Solicitation Memorandum as promptly as practicable after the relevant decision is made. See "Amendment and Termination".

Covered Bondholders are advised to check with any bank, securities broker or other intermediary through which they hold their Covered Bonds when such intermediary would need to receive instructions from a Covered Bondholder in order for such Covered Bondholder to participate in, or (in the limited circumstances in which revocation is permitted) to validly revoke their instruction to participate in, a Consent Solicitation by the deadlines specified in this Consent Solicitation Memorandum. The deadlines set by any such intermediary and each Clearing System for the submission and (where permitted) revocation of Consent Instructions will be earlier than the relevant deadlines specified in this Consent Solicitation Memorandum. See "Procedures for Participating in the Consent Solicitations".

Questions and requests for assistance in connection with (i) the Consent Solicitations may be directed to the Solicitation Agent and (ii) the delivery of Consent Instructions may be directed to the Tabulation Agent, the contact details for which are on the last page of this Consent Solicitation Memorandum. Copies of this Consent Solicitation Memorandum are available upon request and for inspection by Covered Bondholders on and from the date of this Consent Solicitation Memorandum up to and including the date of the Meetings from the Tabulation Agent during normal business hours on any week day (Saturdays, Sundays and public holidays excepted).

The terms of the Consent Solicitations and the Extraordinary Resolutions have not been formulated by the Trustee and the Trustee does not express any view on any of them and nothing in this Consent Solicitation Memorandum should be construed as a recommendation to Covered Bondholders from the Trustee to either approve or reject any Consent Solicitation and/or Extraordinary Resolution. By participating in the relevant Consent Solicitation, each Covered Bondholder agrees that (i) the Trustee has not been involved in the formulation of such Consent Solicitation and/or the relevant Extraordinary Resolution and, in accordance with normal practice, the Trustee does not express an opinion on the merits (or otherwise) of such Consent Solicitation and/or Extraordinary Resolution and (ii) the Trustee and the Solicitation Agent are not responsible for the accuracy, completeness, validity or correctness of the statements made and documents referred to in this Consent Solicitation Memorandum or any omissions from this Consent Solicitation Memorandum.

- v -

CONTENTS

Page

CONSENT SOLICITATIONS	iv
SOLICITATION AND DISTRIBUTION RESTRICTIONS	1
GENERAL	2
INDICATIVE TIMETABLE	4
DEFINITIONS	6
RATIONALE	9
FURTHER INFORMATION AND TERMS AND CONDITIONS	10
RISK FACTORS AND OTHER CONSIDERATIONS RELATING TO THE CONSENT SOLICITATIONS	15
TAX CONSEQUENCES	17
PROCEDURES FOR PARTICIPATING IN THE CONSENT SOLICITATIONS	18
AMENDMENT AND TERMINATION	22
SOLICITATION AGENT AND TABULATION AGENT	24
ANNEX FORM OF NOTICE OF MEETINGS	25

- vi -

SOLICITATION AND DISTRIBUTION RESTRICTIONS

This Consent Solicitation Memorandum does not constitute an invitation to participate in any Consent Solicitation in any jurisdiction in which, or to any person to whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this Consent Solicitation Memorandum in certain jurisdictions may be restricted by law.

Persons into whose possession this Consent Solicitation Memorandum comes are required by each of the Issuer, the LLP, the Solicitation Agent and the Tabulation Agent to inform themselves about, and to observe, any such restrictions.

Nothing in this Consent Solicitation Memorandum constitutes or contemplates an offer of, an offer to purchase or the solicitation of an offer to sell any security in any jurisdiction and participation in any Consent Solicitation by a Covered Bondholder in any circumstances in which such participation is unlawful will not be accepted.

GENERAL

The Issuer accepts responsibility for the information contained in this Consent Solicitation Memorandum. To the best of the knowledge and belief of the Issuer (having taken all reasonable care to ensure that such is the case) the information contained in this Consent Solicitation Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information.

Each Covered Bondholder is solely responsible for making its own independent appraisal of all matters as such Covered Bondholder deems appropriate (including those relating to the relevant Consent Solicitation(s) and the relevant Extraordinary Resolution(s)) and each Covered Bondholder must make its own decision whether to participate in the relevant Consent Solicitation(s) or otherwise participate at the relevant Meeting(s).

The delivery or distribution of this Consent Solicitation Memorandum shall not under any circumstances create any implication that the information contained in this Consent Solicitation Memorandum is correct as of any time subsequent to the date of this Consent Solicitation Memorandum or that there has been no change in the information set out in this Consent Solicitation Memorandum or in the affairs of the Issuer or the LLP or that the information in this Consent Solicitation Memorandum has remained accurate and complete. None of the Solicitation Agent, the Tabulation Agent, the Trustee, the Principal Paying Agent or any of their respective agents accepts any responsibility for the information contained in this Consent Solicitation Memorandum.

This Consent Solicitation Memorandum does not constitute a solicitation in any circumstances in which such solicitation is unlawful. No person has been authorised to make any recommendation on behalf of the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, the Trustee or the Principal Paying Agent in respect of this Consent Solicitation Memorandum, any Consent Solicitation or any Extraordinary Resolution. No person has been authorised to give any information, or to make any representation in connection with any Consent Solicitation or any Extraordinary Resolution, other than those contained in this Consent Solicitation Memorandum. If made or given, such recommendation or any such information or representation must not be relied upon as having been authorised by any of the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, the Trustee, the Principal Paying Agent or any of their respective agents.

None of the Solicitation Agent, the Tabulation Agent, the Trustee or any of their directors, officers, employees or affiliates expresses any opinion on the merits of, or makes any representation, warranty or recommendation whatsoever regarding, any Consent Solicitation, any Extraordinary Resolution or this Consent Solicitation Memorandum or makes any recommendation whether Covered Bondholders should participate in the relevant Consent Solicitation(s) or otherwise participate at the relevant Meeting(s). The Trustee has not reviewed, nor will it be reviewing, any documents relating to the Consent Solicitations and/or the Extraordinary Resolutions, except the Notice. None of the Solicitation Agent, the Tabulation Agent, the Trustee or any of their directors, officers, employees or affiliates has verified, or assumes any responsibility for the accuracy or completeness of, any of the information concerning the Consent Solicitations, the Extraordinary Resolutions, the Issuer, the LLP, the Covered Bonds or the factual statements contained in, or the effect or effectiveness of, this Consent Solicitation Memorandum or any other documents referred to in this Consent Solicitation Memorandum or assumes any responsibility for any failure by the Issuer to disclose events that may have occurred and may affect the significance or accuracy of such information or the terms of any amendment (if any) to any Consent Solicitation. The Trustee has, however, authorised it to be stated that, on the basis of the information contained in the Notice, it has no objection to the Extraordinary Resolutions, as set out in the Notice, being put to Covered Bondholders for their consideration.

The Tabulation Agent and the Principal Paying Agent are the agents of the Issuer and the LLP and owe no duty to any Covered Bondholder.

This Consent Solicitation Memorandum is only issued to and directed at Covered Bondholders for the purposes of the Consent Solicitations. No other person may rely upon its contents, and it should not be relied upon by any Covered Bondholder for any other purpose.

The applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the Consent Solicitations or the Meetings in, from or otherwise involving the United Kingdom.

 Unless the context otherwise requires, all references in this Consent Solicitation Memorandum to a "Covered Bondholder" or "holder of Covered Bonds" includes:

(a)
each person who is shown in the records of Euroclear Bank SA/NV ("Euroclear"), or Clearstream Banking, société anonyme ("Clearstream, Luxembourg" and, together with Euroclear, the "Clearing Systems" and each a "Clearing System") as a holder of the Covered Bonds (also referred to as "Direct Participants" and each a "Direct Participant"); and

(b)	each beneficial owner of the Covered Bonds holding such Covered Bonds, directly or indirectly, in an account in the name of a Direct Participant acting on such beneficial owner's behalf,

except that for the purposes of the payment (where applicable) of the Early Participation Fee to a Covered Bondholder, to the extent that the beneficial owner of the relevant Covered Bonds is not a Direct Participant, that Early Participation Fee will only be paid to the relevant Direct Participant and the payment of the Early Participation Fee to such Direct Participant will satisfy the obligations of the Issuer in respect of that Early Participation Fee.

In this Consent Solicitation Memorandum, references to "euro" and "EUR" are to the single currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

INDICATIVE TIMETABLE

Set out below is an indicative timetable showing one possible outcome for the timing of the Consent Solicitations, the times and dates of which will depend, among other things, on timely receipt (and non-revocation) of instructions, the rights of the Issuer (where applicable) to extend, waive any condition of, amend, re-open and/or terminate any Consent Solicitation (other than the terms of the relevant Extraordinary Resolution) (subject to the provisions of the Trust Deed) as described in this Consent Solicitation Memorandum and the passing of each Extraordinary Resolution at the initial Meeting for the relevant Series. Accordingly, the actual timetable may differ significantly from the timetable below.

Event

Announcement of Consent Solicitations
Announcement of Consent Solicitations.	16 October 2015
Notice delivered to the Clearing Systems for communication to Direct Participants and published via RNS.
Documents referred to under "General" in the Notice available from the Tabulation Agent.
From this date, Consent Instructions may be submitted to the Tabulation Agent.
Early Instruction Deadline
Deadline for receipt by the Tabulation Agent of valid Consent Instructions from Covered Bondholders for such Covered Bondholders to be eligible to receive the Early Participation Fee. Such Consent Instructions must be in favour of the relevant Extraordinary Resolution in order for the relevant Covered Bondholder to be eligible for the Early Participation Fee.

4.00 p.m. (London time) on 30 October 2015
Expiration Deadline
Final deadline for receipt by the Tabulation Agent of valid Consent Instructions from Covered Bondholders for such Covered Bondholders to be represented at the Meetings.	4.00 p.m. (London time) on 5 November 2015
This will also be the deadline for making any other arrangements to attend or be represented or to vote at any Meeting.
However, Covered Bondholders making such other arrangements or submitting Consent Instructions after the Early Instruction Deadline will not be eligible to receive the Early Participation Fee.
Meetings
Meetings to be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom.	From 10.00 a.m. (London time) on 9 November 2015
Announcement of results of Meetings
Announcement of the results of the Meetings.	As soon as reasonably practicable after the Meetings
If the Extraordinary Resolutions are passed at the initial Meetings, the modifications to the Conditions and the Swap Agreement of each Series described in this Consent Solicitation Memorandum will be implemented immediately.

Payment Date
Payment of any Early Participation Fee.	No later than the fifth Business Day immediately following the applicable Meeting at which the Extraordinary Resolution is passed for the relevant Series

Covered Bondholders are advised to check with any bank, securities broker or other intermediary through which they hold their Covered Bonds when such intermediary would need to receive instructions from a Covered Bondholder in order for such Covered Bondholder to participate in, or (in the limited circumstances in which revocation is permitted) to validly revoke their instruction to participate in, the relevant Consent Solicitation(s) and/or the relevant Meeting(s) by the deadlines specified above. The deadlines set by any such intermediary and each Clearing System for the submission and (where permitted) revocation of Consent Instructions will be earlier than the relevant deadlines above.

DEFINITIONS

Capitalised terms used but not defined in this Consent Solicitation Memorandum shall, unless the context otherwise requires, have the meanings set out in the Conditions and/or the Master Definitions Schedule.

Amended and Restated Final Terms
In respect of each Series, the amended and restated Final Terms document the Issuer and the LLP intend to execute if the relevant Extraordinary Resolution is passed in order to implement the relevant changes to the Conditions of that Series

Amended and Restated Swap Confirmation
In respect of each Series, the amended and restated swap confirmation the LLP, Barclays Bank PLC in its capacity as swap provider and the Trustee intend to execute if the relevant Extraordinary Resolution is passed in order to implement the relevant changes to the relevant Swap Agreement

Business Day	A day, other than a Saturday or a Sunday, on which banks generally are open for business in London
Clearing System Notice
In relation to each Clearing System, the notice to be sent to Direct Participants by such Clearing System on or about the date of this Consent Solicitation Memorandum informing Direct Participants of the procedures to be followed in order to participate in the relevant Consent Solicitation or otherwise participate at the relevant Meeting

Clearing Systems	Euroclear and Clearstream, Luxembourg
Clearstream, Luxembourg	Clearstream Banking, société anonyme
Conditions
In respect of each Series, the terms and conditions set out in Schedule 1 to the Trust Deed, as modified and/or supplemented by the Final Terms applicable to such Series, as any of the same may from time to time have been modified in accordance with the Trust Deed

Consent Instructions
The electronic instruction to be submitted by a Direct Participant to the Tabulation Agent through the relevant Clearing System in the form described in the relevant Clearing System Notice in order for Covered Bondholders to participate in the relevant Consent Solicitation

Consent Solicitation
In respect of each relevant Series, the invitation by the Issuer to Covered Bondholders to consent to the approval of the relevant Extraordinary Resolution on the terms described in this Consent Solicitation Memorandum

Covered Bondholder	A holder of the Covered Bonds of any Series (including as further defined in "General" above)
Covered Bonds	The Series 2009-1 Covered Bonds, the Series 2010-2 Covered Bonds, the Series 2011-1 Covered Bonds and the Series 2011-2 Covered Bonds
Direct Participant	Each person who is shown in the records of the Clearing Systems as a Covered Bondholder
Early Instruction Deadline	In respect of each Series, 4.00 p.m. (London time) on 30 October 2015 (subject to the right of the Issuer to extend, re-open and/or terminate the relevant Consent Solicitation)
Early Participation Fee
An amount equal to 0.05 per cent. of the principal amount of the Covered Bonds that are the subject of the relevant Consent Instruction, which will be payable to Covered Bondholders in the circumstances described in "Consent Solicitations – Early Participation Fee"

Euroclear	Euroclear Bank SA/NV
Expiration Deadline	In respect of each Series, 4.00 p.m. (London time) on 5 November 2015 (subject to the right of the Issuer to amend, extend, re-open and/or terminate the relevant Consent Solicitation)
Extraordinary Resolution	In respect of each Series, the Extraordinary Resolution relating to such Series set out in the Notice
Final Terms	In respect of each Series, the final terms document(s) executed by the Issuer and the LLP at the time of issue of the relevant Covered Bonds, which modifies and/or supplements the Conditions
Issuer	Barclays Bank PLC
LLP	Barclays Covered Bonds LLP
Master Definitions Schedule	In respect of each Series, has the meaning given in the Conditions
Meeting
In respect of each Series, the meeting of Covered Bondholders of the relevant Series convened by the Notice, to be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom on 9 November 2015 at the time specified in the Notice, and to consider and, if thought fit, pass the Extraordinary Resolution in respect of such Series. See "Annex – Form of Notice of Meetings"

Meeting Provisions	In respect of each Series, the provisions for meetings of Covered Bondholders of the relevant Series set out in Schedule 4 to the Trust Deed
Notice	The notice dated 16 October 2015 convening the Meetings, as set out in "Annex – Form of Notice of Meetings"
Notifying News Service	Such recognised financial news service or services (e.g. Reuters/Bloomberg) as selected by the Issuer
Payment Date
In respect of each Series, if the relevant Extraordinary Resolution is passed, the date for payment of the Early Participation Fee, which will be no later than the fifth Business Day immediately following the relevant Meeting

Principal Amount Outstanding
In respect of a Covered Bond, the principal amount of that Covered Bond on the relevant Issue Date thereof, less principal amounts received by the relevant holder of the Covered Bonds in respect thereof

Principal Paying Agent	Citibank, N.A., London Branch
Proposed Amendments	In respect of each Series:

(i)  the proposed amendments to be made to the relevant Conditions to provide that, instead of being "hard bullet" Covered Bonds, the Covered Bonds of such Series will instead become "soft bullet" Covered Bonds with an Extended Due for Payment Date; and

(ii) the consequential modification to the Swap Agreement applicable to such Series.
RNS	The Regulatory News Service of the London Stock Exchange plc

Series	Each of the Series 2009-1 Covered Bonds, the Series 2010-2 Covered Bonds, the Series 2011-1 Covered Bonds and the Series 2011-2 Covered Bonds, as applicable
Series 2009-1 Covered Bonds	EUR 2,000,000,000 Series 2009-1 4.00 per cent. Covered Bonds due 2019 (ISIN: XS0456178580)
Series 2010-2 Covered Bonds	EUR 1,300,000,000 Series 2010-2 4.25 per cent. Covered Bonds due 2022 (ISIN: XS0491009659)
Series 2011-1 Covered Bonds	EUR 1,000,000,000 Series 2011-1 4.00 per cent. Covered Bonds due 2021 (ISIN: XS0576797947)
Series 2011-2 Covered Bonds	EUR 1,500,000,000 Series 2011-2 3.625 per cent. Covered Bonds due 2016 (ISIN: XS0616754007)
Solicitation Agent	Barclays Bank PLC, acting through its investment bank (in its capacity as solicitation agent)
Supplemental Trust Deed
The deed supplemental to the Trust Deed to be entered into between the Issuer, the LLP and the Trustee following the conclusion of all Meetings, in the event that some or all of the Extraordinary Resolutions are passed

Swap Agreement	In respect of each series, has the meaning given in the Master Definitions Schedule
Tabulation Agent	Lucid Issuer Services Limited
Trust Deed
In respect of each Series, the trust deed dated 18 December 2007 between the Issuer, the LLP and the Trustee, as supplemented, amended and restated from time to time up to the issue date of the first tranche of Covered Bonds of the relevant Series

Trustee	Citicorp Trustee Company Limited

RATIONALE

Barclays Bank PLC continually reviews regulatory and market developments, as an active participant in the covered bond market. The Proposed Amendments align the terms and conditions of a selection of the older outstanding series with those commonly seen in the covered bond market to ensure ongoing cost efficiency of this funding programme.

FURTHER INFORMATION AND TERMS AND CONDITIONS

Amendment and Restatement of the Final Terms relating to each Series

The Covered Bonds of each Series were issued by the Issuer and guaranteed as to payment of principal and interest by the LLP under their EUR 35,000,000,000 Global Covered Bond Programme. If the Extraordinary Resolution relating to any Series is passed, the Issuer and the LLP intend to execute a master supplemental trust deed (the "Supplemental Trust Deed") in respect of all Series where an Extraordinary Resolution is passed and an amended and restated Final Terms document (each an "Amended and Restated Final Terms") in respect of each such Series in order to implement the relevant changes to the Conditions of the relevant Series. The Supplemental Trust Deed will also be executed by the Trustee in order to evidence the Trustee's agreement to the amendments to the Conditions set out in each Amended and Restated Final Terms.

For Covered Bondholders' convenience, certain of the principal changes that will be made by way of each Amended and Restated Final Terms are described below in order to summarise for Covered Bondholders the main effect of the Extraordinary Resolutions (if approved and implemented). The information set out below is a summary only, and is qualified by the more detailed information contained in this Consent Solicitation Memorandum and in the draft Amended and Restated Final Terms available to Covered Bondholders as described under "Annex – Form of Notice of Meetings – General" (all of which Covered Bondholders should consider carefully before any decision is made with respect to any Consent Solicitation and/or Extraordinary Resolution).

Item in Final Terms	Provision in current Final Terms	Summary of Provision in Amended and Restated Final Terms
Interest Basis:	[ ]1 per cent. Fixed Rate
[ ]1 per cent. Fixed Rate from, and including, the Issue Date to, but excluding, the Final Maturity Date
(further particulars specified below with respect to the period from, and including, the Final Maturity Date to, but excluding, the Extended Due for Payment Date)

Redemption/Payment Basis:	Redemption at par	Redemption at par
	Hard Bullet Covered Bond	Soft Bullet Covered Bond
Change of Interest Basis or Payment Basis:	Not Applicable	Applicable [ ]1 per cent. Fixed Rate payable annually in arrear from, and including, the Issue Date to, but excluding, the Final Maturity Date,
One Month EURIBOR + [ ]2 per cent. Floating Rate payable monthly in arrear from, and including, the Final Maturity Date to, but excluding, the Extended Due for Payment Date
Fixed Rate Covered Bond Provisions	Applicable	Applicable from, and including, the Issue Date to, and including, the Final Maturity Date
(ii) Interest Payment Date(s):	[ ]3 in each year up to, and including, the Final Maturity Date	[ ]3 in each year up to, and including, the Final Maturity Date, commencing on the Issue Date and ending on the Final Maturity Date

The following Floating Rate Covered Bond Provisions will be set out in full in each Amended and Restated Final Terms:

	Floating Rate Covered Bond Provisions	Applicable from, and including, the Final Maturity Date to, but excluding, the Extended Due for Payment Date
(i)	Interest Period(s):
The period from, and including, each Specified Interest Payment Date to, but excluding, the next following Specified Interest Payment Date provided that the first Interest Period shall be from, and including, the Final Maturity Date to, but excluding, the next following Specified Interest Payment Date

(ii)	Specified Interest Payment Date(s):
The [ ]4 day of each month from, but excluding, the Final Maturity Date to, and including, the Extended Due for Payment Date (or, if earlier, the Specified Interest Payment Date on which the Covered Bonds are redeemed in full)

(ii)	Business Day Convention:	Modified Following Business Day Convention
(iii)	Business Centre(s):	Not Applicable
(iv)	Manner in which the Rate of Interest and Interest Amount is to be determined:	Screen Rate Determination
(v)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Principal Paying Agent):	Not Applicable
(vi)	Screen Rate Determination:	Applicable
	(1) Reference Rate:	One month EURIBOR
	(2) Interest Determination Date(s):	The second day on which TARGET2 is open prior to the start of each Interest Period
	(3) Relevant Screen Page:	Reuters page EURIBOR01 or any replacement thereto
(vii)	ISDA Determination:	Not Applicable
(viii)	Margins:	[ ]2 per cent. per annum
(xiiii)	Minimum Rate of Interest:	Not Applicable
(xiv)	Maximum Rate of Interest:	Not Applicable
(xv)	Day Count Fraction:	Actual/360
(xii)	Fall back provisions, rounding provisions and any other terms relating to the method of calculating interest on Floating Rate Covered Bonds, if different from those set out in the Conditions:	Not Applicable

(1)	Current fixed rate of interest for the relevant Series until the Final Maturity Date

(2)
+0.60 in the case of the Series 2009-1 Covered Bonds; +0.72 in the case of the Series 2010-2 Covered Bonds; +0.85 in the case of the Series 2011-1 Covered Bonds; and +0.58 in the case of the Series 2011-2 Covered Bonds

(3)	The calendar day in each year subsequent to issue, corresponding to the calendar date on which the Issue Date falls in the year of issue

(4)	The calendar day in each month corresponding to the calendar day on which the Final Maturity Date falls in the relevant month

Rating Agencies

Copies of each draft Amended and Restated Final Terms, the draft Supplemental Trust Deed and each draft Amended and Restated Swap Confirmation (together the "Documents"), as referred to under "Annex – Form of Notice of Meetings – General", have been reviewed by each of Fitch Ratings Ltd. ("Fitch"), Standard & Poor's Credit Market Services Europe Limited ("S&P") and Moody's Investors Service Limited ("Moody's"). Fitch, S&P and Moody's have, based on the information provided to them, raised no comments in respect of the draft Documents, and each of Fitch, S&P and Moody's is expected to publish a press release shortly after the date of this Consent Solicitation Memorandum confirming that entry into the Documents will not, in and of themselves and at this time, result in the downgrade or withdrawal of the credit ratings assigned by it to the Covered Bonds.

Payment of Early Participation Fee

Covered Bondholders making such other arrangements or submitting Consent Instructions after the Early Instruction Deadline will not be eligible to receive the Early Participation Fee.

If (i) the relevant Extraordinary Resolution is passed and the modifications to the Conditions and the Swap Agreements of the relevant Series have been implemented and (ii) the Issuer has not previously terminated the relevant Consent Solicitation in accordance with the provisions for such termination (set out in "Amendment and Termination"), the aggregate amounts of the Early Participation Fee for the relevant Covered Bonds in each Clearing System will be paid, in immediately available funds, by no later than the Payment Date to such Clearing System for payment to the cash accounts of the relevant Covered Bondholders in the Clearing System (see "Procedures for Participating in the Consent Solicitations"). Covered Bondholders should note that the Early Participation Fee is payable only to a Covered Bondholder who has delivered (and not subsequently revoked) a valid Consent Instruction in favour of the relevant Extraordinary Resolution by the Early Instruction Deadline in accordance with the terms of this Consent Solicitation Memorandum.  The payment of such aggregate amounts to the Clearing Systems will discharge the obligation of the Issuer to all such Covered Bondholders in respect of the payment of the Early Participation Fee.

Payment of the Early Participation Fee in respect of a Series of Covered Bonds is not conditional on the passing of an Extraordinary Resolution in respect of any other Series of Covered Bonds.

Provided the Issuer makes, or has made on its behalf, full payment of the Early Participation Fee for all relevant Covered Bonds to the Clearing Systems on or before the Payment Date, under no circumstances will any additional interest be payable to a Covered Bondholder because of any delay in the transmission of funds from the relevant Clearing System or any other intermediary with respect to the relevant Covered Bonds of that Covered Bondholder.

Where payable, the Early Participation Fee will be paid to the Direct Participant who submitted the relevant Consent Instruction.

Adjourned Meetings

In the event the necessary quorum for any Extraordinary Resolution for any reason (see "Consent Solicitations - Meetings") is not obtained, the relevant Meeting will be adjourned for not less than 13 clear days nor more than 42 clear days. At any adjourned Meeting, one or more persons present and holding or representing in aggregate not less than one-third of the aggregate Principal Amount Outstanding of the Covered Bonds of the relevant Series for the time being outstanding will form a quorum. Consent Instructions which are submitted in accordance with the procedures set out in this Consent Solicitation Memorandum and which have not been subsequently revoked (in the limited circumstances in which such revocation is permitted) shall remain valid for such adjourned Meeting. To be passed at the relevant adjourned Meeting, an Extraordinary Resolution requires a majority in favour consisting of not less than three-fourths of the votes cast at such adjourned Meeting.

The holding of any adjourned Meeting will be subject to the Issuer giving at least 10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) in accordance with the relevant Conditions and Meeting Provisions that such adjourned Meeting is to be held.

Conditions of the Consent Solicitations

Notwithstanding any other provision of the Consent Solicitations and in addition to (and not in limitation of) the Issuer's right to extend or amend any Consent Solicitation, the Issuer shall not be required to implement, or make payment of any Early Participation Fee in respect of, and may delay the implementation of, any Consent Solicitation, and may terminate any Consent Solicitation, if, before such time the relevant Consent Solicitation is implemented, any of the following events or conditions exist or shall occur and remain in effect or shall be determined by the Issuer in its reasonable judgment to exist or have occurred:

•
there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities in the European Union ("EU"), (ii) a material impairment in the trading market for debt, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in  any member state of the EU, (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the EU, (v) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the member states of EU that would reasonably be expected to have a materially adverse effect on the Issuer or its affiliates' business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects or (vi) any significant adverse change in the EU securities or financial markets generally or, in the case of any of the foregoing existing on the date of this Consent Solicitation Memorandum, a material acceleration or worsening thereof;

•
there exists an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction that shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the Issuer's judgement, would or would be reasonably likely to prohibit, prevent or materially restrict or delay implementation of the Consent Solicitations or that is, or is reasonably likely to be, materially adverse to the Issuer's business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects or those of its affiliates;

•
there shall have been instituted or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person that challenges the making of the Consent Solicitations or, in connection with the Consent Solicitations, that is, or is likely to be, in the Issuer's reasonable judgment, materially adverse to its business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects or those of its affiliates, or which would or might, in the Issuer's reasonable judgment, directly or indirectly prohibit, prevent, restrict or delay implementation of the Consent Solicitations or otherwise adversely affect the Consent Solicitations in any material manner;

•
there exists (in the opinion of the Issuer) any actual or threatened legal or regulatory requirement or impediment to any Consent Solicitation (including, without limitation, the requirements of U.S. securities law) or any other circumstances that would materially adversely affect the transactions contemplated by any Consent Solicitation or the contemplated benefits of any Consent Solicitation to the Issuer or its affiliates or which could in the Issuer's opinion result in failure to comply with any such legal or regulatory requirement;

•
any trustee or agent pursuant to any applicable agreement which governs the Covered Bonds, shall have objected in any respect to or taken any action that would be likely, in the Issuer's reasonable judgment, to materially and adversely affect any Consent Solicitation or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Issuer in making the Consent Solicitations or the implementation of, or payment of the Early Participation Fee in respect of, the Consent Solicitations; or

•
there shall have occurred any development which would, in the judgement of the Issuer, materially adversely affect its business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects or those of its affiliates.

The conditions described above are solely for the benefit of the Issuer, and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition, and, where possible, may be waived by the Issuer, in whole or in part, at any time and from time to time before the final announcement of the results of the Meetings. Any failure by the Issuer at any time to exercise any of its rights will not be deemed a waiver of any other right, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

General conditions of the Consent Solicitations

The Issuer expressly reserves the right, in its sole discretion, to refuse to accept, or to delay acceptance of, Consent Instructions pursuant to any Consent Solicitation in order to comply with applicable laws. In all cases, a Consent Instruction will only be deemed to have been validly submitted once submitted in accordance with the procedures described in "Procedures for Participating in the Consent Solicitations", which include the blocking of the relevant Covered Bonds in the relevant account in the Clearing Systems, as described in "Risk Factors and other Considerations Relating to the Consent Solicitations – Blocking of Covered Bonds and Restrictions on Transfer" below.

The Issuer may reject Consent Instructions which it considers in its reasonable judgement not to have been validly submitted in the relevant Consent Solicitation. For example, Consent Instructions may be rejected and not accepted and may be treated as not having been validly submitted if any such instruction does not comply with the requirements of a particular jurisdiction.

The failure of any person to receive a copy of this Consent Solicitation Memorandum, the Notice or any other notice issued by the Issuer or the LLP in connection with the Consent Solicitations and/or the Meetings shall not invalidate any aspect of any Consent Solicitation or Meeting. No acknowledgement of receipt of any Consent Instruction and/or any other documents will be given by the Issuer, the LLP, the Solicitation Agent, the Trustee, the Tabulation Agent or the Principal Paying Agent.

Announcements

Unless stated otherwise, all announcements in connection with the Consent Solicitations will be made via RNS and by the delivery of a notice to the Clearing Systems for communication to Direct Participants. Such announcements may also be (i) found on the relevant Reuters Insider screen page and/or (ii) made by the issue of a press release to a Notifying News Service. Copies of all announcements, notices and press releases can also be obtained from the Tabulation Agent, the contact details for which appear on the last page of this Consent Solicitation Memorandum. Significant delays may be experienced where notices are delivered to the Clearing Systems and Covered Bondholders are urged to contact the Tabulation Agent for the relevant announcements during the course of the Consent Solicitations. In addition, Covered Bondholders may contact the Solicitation Agent for information using the contact details on the last page of this Consent Solicitation Memorandum.

Governing law

Each Consent Solicitation, each Consent Instruction and any non-contractual obligations or matters arising from or connected with any of the foregoing, shall be governed by, and construed in accordance with, English law.

RISK FACTORS AND OTHER CONSIDERATIONS RELATING TO THE CONSENT SOLICITATIONS

Before making a decision with respect to any Consent Solicitation, Covered Bondholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum, the following:

Procedures for participating in the Consent Solicitations

Covered Bondholders are responsible for complying with all of the procedures for participating in the relevant Consent Solicitation. None of the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, the Trustee or any Agent assumes any responsibility for informing Covered Bondholders of irregularities with respect to compliance with such procedures.

Covered Bondholders are advised to check with any Clearing System, bank, securities broker or other intermediary through which they hold Covered Bonds when such Clearing System or intermediary would need to receive instructions from a Covered Bondholder in order for that Covered Bondholder to be able to participate in, or (in the limited circumstances in which revocation is permitted) revoke their instruction to participate in, the relevant Consent Solicitation by the deadlines specified in this Consent Solicitation Memorandum.

In relation to the delivery or revocation of Consent Instructions or obtaining voting certificates or otherwise making arrangements for the giving of voting instructions, in each case through the Clearing Systems, Covered Bondholders should note the particular practice and policy of the relevant Clearing System, including any earlier deadlines set by such Clearing System.

Early Participation Fee

Covered Bondholders should note that the Early Participation Fee is payable only to a Covered Bondholder who has delivered (and not subsequently revoked) a valid Consent Instruction in favour of the relevant Extraordinary Resolution by the Early Instruction Deadline in accordance with the terms of this Consent Solicitation Memorandum.

Only Direct Participants may deliver valid Consent Instructions to be eligible to receive the Early Participation Fee (subject to (i) such Consent Instruction not being revoked (in the limited circumstances in which such revocation is permitted) and (ii) the passing of the relevant Extraordinary Resolution and the implementation of the modifications to the Conditions and the Swap Agreement of such Series and (iii) the Issuer not having previously terminated the relevant Consent Solicitation in accordance with the provisions for such termination set out in "Amendment and Termination"), and Covered Bondholders who are not Direct Participants should arrange for the Direct Participant through which they hold their Covered Bonds to deliver a Consent Instruction on their behalf through the relevant Clearing System.  Where payable, the Early Participation Fee will be paid to the Direct Participant who submitted the relevant Consent Instruction.

Covered Bondholders who do not deliver or arrange for the delivery of a Consent Instruction as provided above but who wish to attend and vote at the relevant Meeting in person or to make other arrangements to be represented or to vote at the relevant Meeting may do so in accordance with the voting and quorum procedures set out in the Notice and the relevant Meeting Provisions. However, only Covered Bondholders who deliver, or arrange to have delivered on their behalf, valid Consent Instructions by the Early Instruction Deadline will be eligible to receive the Early Participation Fee.

Irrevocability of Consent Instructions

Each Consent Instruction will be irrevocable except in the limited circumstances described in "Amendment and Termination".

Blocking of Covered Bonds and Restrictions on Transfer

When considering whether to participate in the relevant Consent Solicitation, Covered Bondholders should take into account that, where applicable, restrictions on the transfer of the Covered Bonds will apply from the time of submission of Consent Instructions. A Covered Bondholder will, on submitting a Consent Instruction, agree that its Covered Bonds will be blocked in the relevant account in the relevant Clearing System until the earlier of (i) the date on which the relevant Consent Instruction is validly revoked, in the limited circumstances in which such revocation is permitted (including their automatic revocation on the termination of the relevant Consent Solicitation), in accordance with the terms of the relevant Consent Solicitation and (ii) the conclusion of the relevant Meeting (or, if applicable, the relevant adjourned Meeting), whichever concludes later.

Amendment of the Consent Solicitations

The Issuer may, at its option and in its sole discretion, extend, or waive any condition of, any Consent Solicitation at any time and may amend or terminate such Consent Solicitation (subject in each case to applicable law and the Trust Deed and as provided in this Consent Solicitation Memorandum, and provided that no amendment may be made to the terms of the relevant Extraordinary Resolution).

In the case of any such amendment that, in the opinion of the Issuer (in consultation with the Solicitation Agent), is materially prejudicial to the interests of Covered Bondholders that have already submitted Consent Instructions in respect of the relevant Consent Solicitation before the announcement of such amendment (which announcement shall include a statement that, in the opinion of the Issuer, such amendment is materially prejudicial to such Covered Bondholders, subject to no such materially prejudicial amendment being permissible at any time after 4.00 p.m. (London time) on the fourth Business Day immediately preceding the Expiration Deadline) then such Consent Instructions may be revoked at any time from the date and time of such announcement until 4.00 p.m. (London time) on the third Business Day immediately following such announcement (subject to the earlier deadlines required by the Clearing Systems and any intermediary through which Covered Bondholders hold their Covered Bonds).

See also "Amendment and Termination".

No assurance that any Extraordinary Resolution will be implemented

Until an Extraordinary Resolution is passed, no assurance can be given that such Extraordinary Resolution will be implemented. In particular, subject to applicable law and the provisions of the Trust Deed, the Issuer may extend, amend or terminate any Consent Solicitation in certain circumstances, as described in "Amendment and Termination" below.  The implementation of an Extraordinary Resolution, if passed, is conditional on the Issuer not having previously terminated the relevant Consent Solicitation in accordance with the provisions for such termination set out in "Amendment and Termination".

All Covered Bondholders of a Series are bound by the relevant Extraordinary Resolution

Covered Bondholders should note that if an Extraordinary Resolution is passed it will be binding on all Covered Bondholders of the relevant Series, whether or not they chose to participate in the relevant Consent Solicitation or otherwise vote at the Meeting.

Responsibility to consult advisers

Covered Bondholders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the relevant Consent Solicitation(s) and regarding the impact on them of the implementation of the relevant Extraordinary Resolution(s).

None of the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, the Trustee, the Paying Agents or any director, officer, employee, agent or affiliate of any such person is acting for any Covered Bondholder, or will be responsible to any Covered Bondholder for providing any protections which would be afforded to its clients or for providing advice in relation to any Consent Solicitation or Extraordinary Resolution, and accordingly none of the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, the Trustee, the Paying Agents or any director, officer, employee, agent or affiliate of any such person, makes any recommendation as to whether or not or how Covered Bondholders should participate in the relevant Consent Solicitation(s) or otherwise participate at the relevant Meeting(s).

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Covered Bondholder, this Consent Solicitation Memorandum does not discuss the tax consequences for Covered Bondholders arising from the Consent Solicitations or the Extraordinary Resolutions and their implementation or the receipt (where applicable) of the Early Participation Fee. Covered Bondholders are urged to consult their own professional advisers regarding the possible tax consequences of these transactions under the laws of the jurisdictions that apply to them, as well as the possible tax consequences of holding the Covered Bonds after they are modified pursuant to the Extraordinary Resolutions (which could differ, potentially materially, from the tax consequences of holding the Covered Bonds before they are modified). Covered Bondholders are liable for their own taxes and have no recourse to the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, the Trustee or any Paying Agent with respect to any taxes arising in connection with any Consent Solicitation and/or the implementation of any Extraordinary Resolution.

PROCEDURES FOR PARTICIPATING IN THE CONSENT SOLICITATIONS

Covered Bondholders who need assistance with respect to the procedures for participating in the Consent Solicitations should contact the Tabulation Agent, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Summary of action to be taken

Covered Bondholders may only participate in the Consent Solicitations in accordance with the procedures set out in this section "Procedures for Participating in the Consent Solicitations".

Covered Bondholders are advised to check with any bank, securities broker or other intermediary through which they hold their Covered Bonds when such intermediary would need to receive instructions from a Covered Bondholder in order for such Covered Bondholder to participate in, or (in the limited circumstances in which revocation is permitted) to validly revoke their instruction to participate in, the relevant Consent Solicitation(s) by the deadlines specified in this Consent Solicitation Memorandum. The deadlines set by any such intermediary and each Clearing System for the submission and (where permitted) revocation of Consent Instructions will be earlier than the relevant deadlines in this Consent Solicitation Memorandum.

Where a Covered Bondholder wishes to vote, by way of a Consent Instruction, in respect of the relevant Extraordinary Resolution at the Meeting in respect of the relevant Series, the Covered Bondholder must deliver, or arrange to have delivered on its behalf, through the relevant Clearing System and in accordance with the requirements of such Clearing System, a valid Consent Instruction that is received by the Tabulation Agent by the Expiration Deadline.

To be eligible for the Early Participation Fee, which will be payable in the circumstances described in "Consent Solicitations ― Early Participation Fee", a Covered Bondholder must deliver, or arrange to have delivered on its behalf, through the relevant Clearing System and in accordance with the requirements of such Clearing System, a valid Consent Instruction in favour of the relevant Extraordinary Resolution that is received by the Tabulation Agent (and not validly revoked, in the limited circumstances in which such revocation is permitted) by the Early Instruction Deadline.

Only Direct Participants may submit Consent Instructions. Each Covered Bondholder that is not a Direct Participant must arrange for the Direct Participant through which such Covered Bondholder holds its Covered Bonds to submit a Consent Instruction on its behalf to the relevant Clearing System before the deadlines specified by the relevant Clearing System.

Covered Bondholders who do not wish to participate in the relevant Consent Solicitation can appoint a proxy or make other arrangements to attend or be represented and vote at the relevant Meeting by following the procedures outlined in the Notice.

Consent Instructions

The submission of Consent Instructions will be deemed to have occurred upon receipt by the Tabulation Agent from the relevant Clearing System of a valid Consent Instruction submitted in accordance with the requirements of the Clearing Systems.  Each Consent Instruction must specify, among other things, the aggregate principal amount of the Covered Bonds of the relevant Series which are subject to the Consent Instruction.  The receipt of such Consent Instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of the relevant Clearing System and will result in the blocking of the relevant Covered Bonds in the relevant Covered Bondholder's account with the relevant Clearing System so that no transfers may be effected in relation to such Covered Bonds.

Covered Bondholders must take the appropriate steps through the Clearing Systems so that no transfers may be effected in relation to such blocked Covered Bonds at any time after the date of submission of such Consent Instruction, in accordance with the requirements of the Clearing Systems and the deadlines required by the Clearing Systems.

It is a term of the Consent Solicitation that each Consent Instruction is irrevocable except in the limited circumstances described in "Amendment and Termination". In the limited circumstances in which revocation is permitted, Consent Instructions may be revoked by a Covered Bondholder, or the relevant Direct Participant on its behalf, by submitting a valid electronic revocation instruction to the relevant Clearing System. To be valid, such instruction must specify the Covered Bonds to which the original Consent Instruction related and any other information required by the Clearing Systems.

Agreements, acknowledgements, representations, warranties and undertakings

By submitting a Consent Instruction to the relevant Clearing System in accordance with the procedures of such Clearing System, a Covered Bondholder and any Direct Participant submitting such Consent Instruction on such Covered Bondholder’s behalf shall be deemed to agree, and acknowledge, represent, warrant and undertake, to the Issuer, the LLP, the Tabulation Agent and the Solicitation Agent the following at (i) the time of submission of such Consent Instruction, (ii) the Expiration Deadline and (iii) the time of the relevant Meeting and the time of any adjourned such Meeting (and if a Covered Bondholder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such Covered Bondholder or Direct Participant should contact the Tabulation Agent immediately):

(a)
it has received this Consent Solicitation Memorandum, and has reviewed, agrees to be bound by and accepts the terms, conditions and other considerations of the relevant Consent Solicitation, all as described in this Consent Solicitation Memorandum;

(b)
it gives instructions for the appointment of one or more representatives of the Tabulation Agent by the Principal Paying Agent as its proxy to vote in respect of the relevant Extraordinary Resolution at the relevant Meeting and any adjourned such Meeting in the manner specified in the Consent Instruction in respect of all of the Covered Bonds of the relevant Series in its account blocked in the relevant Clearing System;

(c)
all authority conferred or agreed to be conferred pursuant to its acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations, shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(d)
none of the Issuer, the LLP, the Trustee, the Solicitation Agent and the Tabulation Agent has given it any information with respect to any Consent Solicitation or Extraordinary Resolution save as expressly set out in this Consent Solicitation Memorandum and the Notice nor has any of them expressed any opinion about the terms of any Consent Solicitation or Extraordinary Resolution or made any recommendation to it as to whether it should participate in the relevant Consent Solicitation(s) or otherwise participate at the relevant Meeting(s) and it has made its own decision with regard to participating in the relevant Consent Solicitation(s) based on financial, tax or legal advice it has deemed necessary to seek;

(e)
no information has been provided to it by the Issuer, the LLP, the Trustee, the Solicitation Agent or the Tabulation Agent, or any of their respective directors or employees, with regard to the tax consequences for Covered Bondholders arising from the participation in any Consent Solicitation, the implementation of any Extraordinary Resolution or the receipt by it of the Early Participation Fee (if applicable), and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in any Consent Solicitation, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the LLP, the Trustee, the Solicitation Agent or the Tabulation Agent, or any of their respective directors or employees, or any other person in respect of such taxes and payments;

(f)
either (A) it is not (i) a person that is, or is owned or controlled by a person that is, described or designated as a "specially designated national" or "blocked person" in the most current U.S. Treasury Department list of "Specially Designated National and Blocked Persons" (which can be found at http://sdnsearch.ofac.treas.gov/); or (ii) currently subject to, or in violation of, any sanctions under (x) the laws and regulations that have been officially published and are administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Department of State), or any enabling legislation or executive order relating thereto; or (y) any equivalent sanctions or measures officially published and imposed by the European Union, Her Majesty's Treasury, the United Nations Security Council or any other relevant sanctions authority, including sanctions imposed against certain states, organisations and individuals under the European Union's common Foreign & Security Policy or (B) it is a person acting in connection with a Consent Solicitation who is listed under Directive 1 as amended under Executive Order 13662 of OFAC and Council Regulation (EU) No 833/2014 (as amended by Council Regulation (EU) No 960/2014)) or under any other sectoral sanctions for the time being applied by any such sanctions authority, and it confirms that the dealing or transaction does not, did not and will not result in a violation of any Sanctions (together a "Sanctions Restricted Person");

(g)	it is a person to whom the Consent Solicitation can be lawfully made and that may lawfully participate in the Consent Solicitation; and
(h)
it holds and will hold, until the earlier of (i) the date on which its Consent Instruction is validly revoked, in the limited circumstances in which such revocation is permitted (including the automatic revocation of such Consent Instruction on the termination of the relevant Consent Solicitation), in accordance with the terms of the relevant Consent Solicitation and (ii) the conclusion of the relevant Meeting (or, if applicable, the relevant adjourned Meeting), whichever concludes later, the relevant Covered Bonds blocked in the relevant Clearing System and, in accordance with the requirements of, and by the deadline required by, the relevant Clearing System, it has submitted, or has caused to be submitted, a Consent Instruction to the relevant Clearing System to authorise the blocking of such Covered Bonds with effect on and from the date of such submission so that no transfers of such Covered Bonds may be effected until the occurrence of any of the events listed in (i) or (ii) above.

General

Denominations of Consent Instructions

Consent Instructions may only be submitted in the Specified Denominations of the relevant Covered Bonds, being (a) in respect of each Series of the Series 2011-1 Covered Bonds and the Series 2011-2 Covered Bonds, EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to (and including) EUR 199,000 and (b) in respect of the Series 2009-1 Covered Bonds and the Series 2010-2 Covered Bonds, EUR 50,000.

Consent Instructions other than in accordance with the procedures set out in this section will not be accepted

Covered Bondholders may only participate in the Consent Solicitations by way of the submission of valid Consent Instructions in accordance with the procedures set out in this section "Procedures for Participating in the Consent Solicitations". Covered Bondholders should not send Consent Instructions to the Issuer, the LLP, the Solicitation Agent, the Paying Agents or the Trustee.

A Covered Bondholder should not make any direct arrangements with or give any form of instructions directly to the Principal Paying Agent in connection with any Consent Solicitation and/or any Meeting unless the relevant Covered Bondholder wishes to attend or be represented at the relevant Meeting other than pursuant to Consent Instructions.

Appointment of Tabulation Agent as proxy

By submitting a valid Consent Instruction, Covered Bondholders will be deemed to have given instructions for the appointment of one or more representatives of the Tabulation Agent by the Principal Paying Agent as their proxy to vote in the manner specified or identified in their Consent Instruction in respect of the relevant Extraordinary Resolution at the relevant Meeting and at any adjourned such Meeting.

Irrevocability

The submission, in accordance with the procedures set out in this section "Procedures for Participating in the Consent Solicitations", of a Consent Instruction will be irrevocable (except in the limited circumstances described in "Amendment and Termination").

In the limited circumstances in which their revocation is permitted, Consent Instructions may be revoked by, or on behalf of, the relevant Covered Bondholder, by submitting a valid electronic revocation instruction that is received by the Tabulation Agent by the relevant deadline in accordance with the procedures of the relevant Clearing System.

Irregularities

All questions as to the validity, form, eligibility and (in the limited circumstances in which revocation is permitted) valid revocation (including times of receipt) of any Consent Instruction will be determined by the Issuer in its sole discretion, which determination shall be final and binding.

The Issuer reserves the absolute right to reject any and all Consent Instructions or revocation instructions not in proper form or the acceptance of which would, in the opinion of the Issuer and its legal advisers, be unlawful. The Issuer also reserves the absolute right to waive any defects, irregularities or delay in the submission of any or all Consent Instructions or revocation instructions. The Issuer also reserves the absolute right to waive any such defect, irregularity or delay in respect of a particular Consent Instruction whether or not the Issuer elects to waive similar defects, irregularities or any delay in respect of other Covered Bonds.

Any defect, irregularity or delay must be cured within such time as the Issuer determines, unless waived by it. Consent Instructions will be deemed not to have been made until such defects, irregularities or delays have been cured or waived. None of the Issuer, the LLP, the Solicitation Agent, the Tabulation Agent, the Paying Agents and the Trustee shall be under any duty to give notice to a Covered Bondholder of any defects, irregularities or delays in any Consent Instruction or revocation instruction, nor shall any of them incur any liability for failure to give such notice.

AMENDMENT AND TERMINATION

Amendment and Termination

 Notwithstanding any other provision of any Consent Solicitation and in addition, the Issuer may, subject to applicable laws and the Trust Deed, at its option and in its sole discretion:

(a)
amend the Early Participation Fee and/or extend the Early Instruction Deadline or Expiration Deadline in respect of any Consent Solicitation for any purpose, including to permit the satisfaction or, where possible, waiver of the conditions to the relevant Consent Solicitation (in which case all references to the Early Instruction Deadline or Expiration Deadline in this Consent Solicitation Memorandum are, in respect of such Consent Solicitation, to the Early Instruction Deadline or Expiration Deadline, respectively, for such Consent Solicitation as each may be extended), which the Issuer reserves the right to do whether or not the Early Instruction Deadline or Expiration Deadline for any other Consent Solicitation is similarly extended;

(b)
if the relevant Extraordinary Resolution is not passed or any other of the conditions to a Consent Solicitation are not satisfied or waived (see "Further Information and Terms and Conditions – Conditions of the Consent Solicitation"), terminate such Consent Solicitation at any time (including with respect to Consent Instructions submitted in respect of such Consent Solicitation before the time of such termination) and not implement the Proposed Amendments in respect of the relevant Series pursuant to the Consent Solicitation; and

(c)
if the relevant Extraordinary Resolution is not passed or any other conditions to a Consent Solicitation are not satisfied or waived (see "Further Information and Terms and Conditions – Conditions of the Consent Solicitation"), otherwise amend or modify at any time the terms of such Consent Solicitation (other than the terms of the relevant Extraordinary Resolution) in any respect (including, but not limited to, by waiving, where possible, any conditions to completion of such Consent Solicitation).

The Issuer will promptly give oral or written notice (with any oral notice to be promptly confirmed in writing) of any extension, amendment, termination or waiver to the Tabulation Agent, followed by an announcement thereof as promptly as practicable, to the extent required by this Consent Solicitation Memorandum or by law. See "Further Information and Terms and Conditions - Announcements".

In the event any Consent Solicitation is terminated, if not already held, the relevant Meeting will still be held and, as specified in the paragraph below, the relevant Extraordinary Resolution will still be considered and voted on at the relevant Meeting. However, notwithstanding the irrevocability of all Consent Instructions, on such termination of a Consent Solicitation, all such Consent Instructions relating to that Consent Solicitation will be deemed to be revoked automatically.  In the event any Consent Solicitation is terminated, all Covered Bonds in respect of which Consent Instructions had been submitted prior to the time of such termination will be unblocked promptly in the relevant account in the Clearing Systems.

If, following the termination of any Consent Solicitation, the relevant Extraordinary Resolution is subsequently passed at the relevant Meeting (or any adjourned such Meeting), it will nevertheless be ineffective (as implementation of the relevant Extraordinary Resolution is conditional on the relevant Consent Solicitation not having been terminated) and the Issuer will not pay any Early Participation Fee in respect of any relevant Covered Bonds.

Revocation Rights

 If the Issuer amends any Consent Solicitation (other than the terms of the relevant Extraordinary Resolution, which may not be amended) in any way that, in the opinion of the Issuer (in consultation with the Solicitation Agent), is materially prejudicial to the interests of Covered Bondholders that have already submitted Consent Instructions in respect of the relevant Consent Solicitation before the announcement of such amendment (which announcement shall include a statement that, in the opinion of the Issuer, such amendment is materially prejudicial to such Covered Bondholders), (subject to no such materially prejudicial amendment being permissible at any time after 4.00 p.m. (London time) on the fourth Business Day immediately preceding the Expiration Deadline) then such Consent Instructions may be revoked at any time from the date and time of such announcement until 4.00 p.m. (London time) on the third Business Day immediately following such announcement (subject to the earlier deadlines required by the Clearing Systems and any intermediary through which Covered Bondholders hold their Covered Bonds).

For the avoidance of doubt, any increase in the Early Participation Fee or any extension or re-opening of any Consent Solicitation (or any deadline thereof) in accordance with the terms of the Consent Solicitation as described in this section "Amendment and Termination" shall not be considered to be so materially prejudicial.

Covered Bondholders wishing to exercise any such rights of revocation should do so in accordance with the procedures set out in "Procedures for Participating in the Consent Solicitations". Beneficial owners of Covered Bonds that are held through an intermediary are advised to check with such entity when it would require to receive instructions to revoke a Consent Instruction in order to meet the above deadlines. For the avoidance of doubt, any Covered Bondholder who does not exercise any such right of revocation in the circumstances and in the manner specified above shall be deemed to have waived such right of revocation and its original Consent Instruction will remain effective.

The exercise of any such right of revocation in respect of a Consent Instruction will be effective for the purposes of revoking the instruction deemed to have been given by the relevant Covered Bondholder for the appointment of one or more representatives of the Tabulation Agent by the Principal Paying Agent as the relevant Covered Bondholder’s proxy to vote at the relevant Meeting on such Covered Bondholder’s behalf only if a valid revocation instruction is received by the Tabulation Agent no later than the Expiration Deadline or (if applicable) 24 hours before any adjourned Meeting.

SOLICITATION AGENT AND TABULATION AGENT

Solicitation Agent

Barclays Bank PLC is acting as the Solicitation Agent for the Consent Solicitations. The Issuer has entered into a Solicitation Agency Agreement with the Solicitation Agent which contains certain provisions regarding payment of fees, expense reimbursement and indemnity arrangements relating to the Consent Solicitations.

Tabulation Agent

The Issuer has retained Lucid Issuer Services Limited to act as Tabulation Agent for the Consent Solicitations relating to each Series. The Tabulation Agent will assist Covered Bondholders that require assistance in connection with the Consent Solicitations. The Issuer has agreed to pay the Tabulation Agent a customary fee for its services in connection with the Consent Solicitations, and has also agreed to reimburse the Tabulation Agent for certain expenses relating to the Consent Solicitations.

The Tabulation Agent is the agent of the Issuer and owes no duty to any Covered Bondholder.

General

The Solicitation Agent and the Tabulation Agent, and their respective affiliates, may contact Covered Bondholders regarding the Consent Solicitation and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Consent Solicitation Memorandum, the Notice and related materials to beneficial owners of the Covered Bonds.

None of the Solicitation Agent, the Tabulation Agent or any of their respective directors, employees and affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitations, the Extraordinary Resolutions, the Issuer, the LLP or the Covered Bonds in this Consent Solicitation Memorandum or for any failure by the Issuer to disclose events that may have occurred and may affect the significance or accuracy of such information and the terms of any amendment to any Consent Solicitation.

None of the Issuer, the LLP, the Trustee, the Solicitation Agent, the Tabulation Agent or any director, officer, employee, agent or affiliate of any such person is acting for any Covered Bondholder, or will be responsible to any Covered Bondholder for providing any protections which would be afforded to its clients or for providing advice in relation to any Consent Solicitation or any Extraordinary Resolution, and accordingly none of the Issuer, the Solicitation Agent, the Tabulation Agent or any director, officer,  employee, agent or affiliate of any such person, makes any recommendation whether Covered Bondholders should participate in the relevant Consent Solicitation(s) or otherwise participate at the relevant Meeting(s).

ANNEX

FORM OF NOTICE OF MEETINGS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF COVERED BONDHOLDERS. IF COVERED BONDHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD SEEK THEIR OWN FINANCIAL AND LEGAL ADVICE, INCLUDING IN RESPECT OF ANY TAX CONSEQUENCES, IMMEDIATELY FROM THEIR BROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL, TAX OR LEGAL ADVISER.

BARCLAYS BANK PLC
(incorporated with limited liability in England and Wales)

(the "Issuer")

NOTICE OF SEPARATE MEETINGS

of the holders of the Issuer's outstanding

	ISIN / Common Code	Outstanding principal amount
EUR 2,000,000,000 Series 2009-1 4.00 per cent. Covered Bonds due 2019	XS0456178580 / 045617858	EUR 2,000,000,000
EUR 1,300,000,000 Series 2010-2 4.25 per cent. Covered Bonds due 2022	XS0491009659 / 049100965	EUR 1,273,500,0001
EUR 1,000,000,000 Series 2011-1 4.00 per cent. Covered Bonds due 2021	XS0576797947 / 057679794	EUR 1,000,000,000
EUR 1,500,000,000 Series 2011-2 3.625 per cent. Covered Bonds due 2016	XS0616754007 / 061675400	EUR 1,500,000,000

1.
This figure excludes the EUR 26,500,000 of the Series 2010-2 Covered Bonds held by the Issuer as at the date of this Consent Solicitation Memorandum. The Issuer will not attend and vote at the relevant Meeting in respect of such Series 2010-2 Covered Bonds.

(each a "Series" and together the "Covered Bonds")

NOTICE IS HEREBY GIVEN that separate meetings (each a "Meeting" and together the "Meetings") of the holders of each Series (the "Covered Bondholders") convened by the Issuer will be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom on 9 November 2015 for the purpose of considering and, if thought fit, passing the applicable resolution set out below, which will be proposed as an Extraordinary Resolution at the relevant Meeting in accordance with the provisions of the trust deed dated 18 December 2007, as supplemented, amended and restated from time to time up to the issue date of the first tranche of Covered Bonds of the relevant Series (the "Trust Deed"), made between the Issuer, Barclays Covered Bonds LLP (the "LLP") and Citicorp Trustee Company Limited (the "Trustee") as trustee for the Covered Bondholders.

The initial Meeting (in respect of the EUR 2,000,000,000 Series 2009-1 4.00 per cent. Covered Bonds due 2019) will commence at 10.00 a.m. (London time), with subsequent Meetings in respect of each other Series (in chronological order of scheduled maturity date) being held at 10 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later).

Unless the context otherwise requires, capitalised terms used but not defined in this Notice shall have the meaning given in the Trust Deed, the terms and conditions of the Covered Bonds (the "Conditions"), the master definitions schedule referred to in the Conditions (the "Master Definitions Schedule") or the relevant Extraordinary Resolution, as applicable.

EXTRAORDINARY RESOLUTION
IN RESPECT OF THE EUR 2,000,000,000 SERIES 2009-1 4.00 PER CENT. COVERED BONDS DUE 2019

"THAT this Meeting of the holders (together, the "Series 2009-1 Covered Bondholders") of the presently outstanding EUR 2,000,000,000 Series 2009-1 4.00 per cent. Covered Bonds due 2019 (the "Series 2009-1 Covered Bonds") of Barclays Bank PLC (the "Issuer"), constituted by the trust deed dated 18 December 2007 as supplemented, amended and restated on 2 July 2008, 23 September 2009, 7 May 2010 and 6 January 2011 (the "Trust Deed") made between the Issuer, Barclays Covered Bonds LLP (the "LLP") and Citicorp Trustee Company Limited (the "Trustee") as trustee for, inter alios, the Series 2009-1 Covered Bondholders:

1.           assents to:

(i)
the modification of the terms and conditions of the Series 2009-1 Covered Bonds (the "Conditions"), as set out in Schedule 1 to the Trust Deed and as completed by the Final Terms applicable to the Series 2009-1 Covered Bonds dated 7 October 2009, as any of the same may from time to time be modified in accordance with the Trust Deed, to provide that, instead of being "hard bullet" Covered Bonds, the Series 2009-1 Covered Bonds will instead become "soft bullet" Covered Bonds with (i) an Extended Due for Payment Date falling on or nearest to 7 October 2020 and (ii) the interest payable in respect of the Series 2009-1 Covered Bonds from (and including) the Final Maturity Date to (but excluding) the Extended Due for Payment Date (or, if earlier, the date on which the Series 2009-1 Covered Bonds are redeemed in full) payable monthly in arrears and determined by reference to the sum of one-month EURIBOR and the Margin, all as more fully set out in the Amended and Restated Final Terms (as defined in paragraph 2 below); and

(ii)
the consequential modification of the Swap Agreement (as defined in the master definitions schedule referred to in the Conditions) relating to the Series 2009-1 Covered Bonds, all as more fully set out in the Amended and Restated Swap Confirmation (as defined in paragraph 2 below);

2.	authorises, directs, requests and empowers:

(a)

(i)	the Issuer and the LLP to execute an amended and restated final terms in respect of the Series 2009-1 Covered Bonds (the "Amended and Restated Final Terms");

(ii)	the Issuer, the LLP and the Trustee to execute a deed supplemental to the Trust Deed which annexes the form of the Amended and Restated Final Terms thereto (the "Supplemental Trust Deed"); and

(iii)
the LLP, Barclays Bank PLC, as swap provider and the Trustee, to execute an amended and restated Swap Confirmation in respect of the Series 2009-1 Covered Bonds (the "Amended and Restated Swap Confirmation"),

in each case to effect the modifications referred to in paragraph 1 of this Extraordinary Resolution, in the form or substantially in the form of the drafts produced to this Meeting and for the purpose of identification signed by the chairman thereof, with such amendments thereto (if any) as the Trustee shall require or agree to; and

(b)
the Issuer, the LLP and the Trustee to execute and to do all such other deeds, instruments, acts and things as may be necessary, desirable or expedient in its sole opinion to carry out and to give effect to this Extraordinary Resolution and the implementation of the modifications referred to in paragraph 1 of this Extraordinary Resolution;

3.
discharges and exonerates the Trustee from all liability for which it may have become or may become responsible under the Trust Deed or the Series 2009-1 Covered Bonds in respect of any act or omission in connection with this Extraordinary Resolution or its implementation, the modifications referred to in paragraph 1 of this Extraordinary Resolution or the implementation of those modifications;

4.
sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Series 2009-1 Covered Bondholders appertaining to the Series 2009-1 Covered Bonds against the Issuer or the LLP, whether or not such rights arise under the Conditions, involved in, resulting from or to be effected by the amendments referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

5.	acknowledges that the following terms, as used in this Extraordinary Resolution, shall have the meanings given below:

"Consent Solicitation" means the invitation by the Issuer to the Series 2009-1 Covered Bondholders to consent to the modification of the Conditions and the consequential modification to the Swap Agreement relating to the Series 2009-1 Covered Bonds as described in the Consent Solicitation Memorandum and as the same may be amended in accordance with its terms; and

"Consent Solicitation Memorandum" means the consent solicitation memorandum dated 16 October 2015 prepared by the Issuer in relation to the Consent Solicitation."

EXTRAORDINARY RESOLUTION
IN RESPECT OF THE EUR 1,300,000,000 SERIES 2010-2 4.25 PER CENT. COVERED BONDS DUE 2022

"THAT this Meeting of the holders (together, the "Series 2010-2 Covered Bondholders") of the presently outstanding EUR 1,300,000,000 Series 2010-2 4.25 per cent. Covered Bonds due 2022 (the "Series 2010-2 Covered Bonds") of Barclays Bank PLC (the "Issuer"), constituted by the trust deed dated 18 December 2007 as supplemented, amended and restated on 2 July 2008, 23 September 2009, 7 May 2010 and 6 January 2011 (the "Trust Deed") made between the Issuer, Barclays Covered Bonds LLP (the "LLP") and Citicorp Trustee Company Limited (the "Trustee") as trustee for, inter alios, the Series 2010-2 Covered Bondholders:

1.	assents to:

(i)
the modification of the terms and conditions of the Series 2010-2 Covered Bonds (the "Conditions"), as set out in Schedule 1 to the Trust Deed and as completed by the Final Terms applicable to the Series 2010-2 Covered Bonds dated 1 March 2010 and 16 December 2011, as any of the same may from time to time be modified in accordance with the Trust Deed, to provide that, instead of being "hard bullet" Covered Bonds, the Series 2010-2 Covered Bonds will instead become "soft bullet" Covered Bonds with (i) an Extended Due for Payment Date falling on or nearest to 2 March 2023 and (ii) the interest payable in respect of the Series 2010-2 Covered Bonds from (and including) the Final Maturity Date to (but excluding) the Extended Due for Payment Date (or, if earlier, the date on which the Series 2010-2 Covered Bonds are redeemed in full) payable monthly in arrears and determined by reference to the sum of one-month EURIBOR and the Margin, all as more fully set out in the Amended and Restated Final Terms (as defined in paragraph 2 below); and

(ii)
the consequential modification of the Swap Agreement (as defined in the master definitions schedule referred to in the Conditions) relating to the Series 2010-2 Covered Bonds, all as more fully set out in the Amended and Restated Swap Confirmation (as defined in paragraph 2 below);

2.	authorises, directs, requests and empowers:

(a)

(i)	the Issuer and the LLP to execute an amended and restated final terms in respect of the Series 2010-2 Covered Bonds (the "Amended and Restated Final Terms");

(ii)	the Issuer, the LLP and the Trustee to execute a deed supplemental to the Trust Deed which annexes the form of the Amended and Restated Final Terms thereto (the "Supplemental Trust Deed"); and

(iii)
the LLP, Barclays Bank PLC, as swap provider and the Trustee, to execute an amended and restated Swap Confirmation in respect of the Series 2010-2 Covered Bonds (the "Amended and Restated Swap Confirmation"),

in each case to effect the modifications referred to in paragraph 1 of this Extraordinary Resolution, in the form or substantially in the form of the drafts produced to this Meeting and for the purpose of identification signed by the chairman thereof, with such amendments thereto (if any) as the Trustee shall require or agree to; and

(b)
the Issuer, the LLP and the Trustee to execute and to do all such other deeds, instruments, acts and things as may be necessary, desirable or expedient in its sole opinion to carry out and to give effect to this Extraordinary Resolution and the implementation of the modifications referred to in paragraph 1 of this Extraordinary Resolution;

3.
discharges and exonerates the Trustee from all liability for which it may have become or may become responsible under the Trust Deed or the Series 2010-2 Covered Bonds in respect of any act or omission in connection with this Extraordinary Resolution or its implementation, the modifications referred to in paragraph 1 of this Extraordinary Resolution or the implementation of those modifications;

4.
sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Series 2010-2 Covered Bondholders appertaining to the Series 2010-2 Covered Bonds against the Issuer or the LLP, whether or not such rights arise under the Conditions, involved in, resulting from or to be effected by the amendments referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

5.	acknowledges that the following terms, as used in this Extraordinary Resolution, shall have the meanings given below:

"Consent Solicitation" means the invitation by the Issuer to the Series 2010-2 Covered Bondholders to consent to the modification of the Conditions and the consequential modification to the Swap Agreement relating to the Series 2010-2 Covered Bonds as described in the Consent Solicitation Memorandum and as the same may be amended in accordance with its terms; and

"Consent Solicitation Memorandum" means the consent solicitation memorandum dated 16 October 2015 prepared by the Issuer in relation to the Consent Solicitation."

EXTRAORDINARY RESOLUTION
IN RESPECT OF THE EUR 1,000,000,000 SERIES 2011-1 4.00 PER CENT. COVERED BONDS DUE 2021

"THAT this Meeting of the holders (together, the "Series 2011-1 Covered Bondholders") of the presently outstanding EUR 1,000,000,000 Series 2011-1 4.00 per cent. Covered Bonds due 2021 (the "Series 2011-1 Covered Bonds") of Barclays Bank PLC (the "Issuer"), constituted by the trust deed dated 18 December 2007 as supplemented, amended and restated on 2 July 2008, 23 September 2009, 7 May 2010 and 6 January 2011 (the "Trust Deed") made between the Issuer, Barclays Covered Bonds LLP (the "LLP") and Citicorp Trustee Company Limited (the "Trustee") as trustee for, inter alios, the Series 2011-1 Covered Bondholders:

1.	assents to:

(i)
the modification of the terms and conditions of the Series 2011-1 Covered Bonds (the "Conditions"), as set out in Schedule 1 to the Trust Deed and as completed by the Final Terms applicable to the Series 2011-1 Covered Bonds dated 11 January 2011, as any of the same may from time to time be modified in accordance with the Trust Deed, to provide that, instead of being "hard bullet" Covered Bonds, the Series 2011-1 Covered Bonds will instead become "soft bullet" Covered Bonds with (i) an Extended Due for Payment Date falling on or nearest to 12 January 2022 and (ii) the interest payable in respect of the Series 2011-1 Covered Bonds from (and including) the Final Maturity Date to (but excluding) the Extended Due for Payment Date (or, if earlier, the date on which the Series 2011-1 Covered Bonds are redeemed in full) payable monthly in arrears and determined by reference to the sum of one-month EURIBOR and the Margin, all as more fully set out in the Amended and Restated Final Terms (as defined in paragraph 2 below); and

(ii)
the consequential modification of the Swap Agreement (as defined in the master definitions schedule referred to in the Conditions) relating to the Series 2011-1 Covered Bonds, all as more fully set out in the Amended and Restated Swap Confirmation (as defined in paragraph 2 below);

2.	authorises, directs, requests and empowers:

(a)

(i)	the Issuer and the LLP to execute an amended and restated final terms in respect of the Series 2011-1 Covered Bonds (the "Amended and Restated Final Terms");

(ii)	the Issuer, the LLP and the Trustee to execute a deed supplemental to the Trust Deed which annexes the form of the Amended and Restated Final Terms thereto (the "Supplemental Trust Deed"); and

(iii)
the LLP, Barclays Bank PLC, as swap provider and the Trustee, to execute an amended and restated Swap Confirmation in respect of the Series 2011-1 Covered Bonds (the "Amended and Restated Swap Confirmation"),

in each case to effect the modifications referred to in paragraph 1 of this Extraordinary Resolution, in the form or substantially in the form of the drafts produced to this Meeting and for the purpose of identification signed by the chairman thereof, with such amendments thereto (if any) as the Trustee shall require or agree to; and

(b)
the Issuer, the LLP and the Trustee to execute and to do all such other deeds, instruments, acts and things as may be necessary, desirable or expedient in its sole opinion to carry out and to give effect to this Extraordinary Resolution and the implementation of the modifications referred to in paragraph 1 of this Extraordinary Resolution;

3.
discharges and exonerates the Trustee from all liability for which it may have become or may become responsible under the Trust Deed or the Series 2011-1 Covered Bonds in respect of any act or omission in connection with this Extraordinary Resolution or its implementation, the modifications referred to in paragraph 1 of this Extraordinary Resolution or the implementation of those modifications;

4.
sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Series 2011-1 Covered Bondholders appertaining to the Series 2011-1 Covered Bonds against the Issuer or the LLP, whether or not such rights arise under the Conditions, involved in, resulting from or to be effected by the amendments referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

5.	acknowledges that the following terms, as used in this Extraordinary Resolution, shall have the meanings given below:

"Consent Solicitation" means the invitation by the Issuer to the Series 2011-1 Covered Bondholders to consent to the modification of the Conditions and the consequential modification to the Swap Agreement relating to the Series 2011-1 Covered Bonds as described in the Consent Solicitation Memorandum and as the same may be amended in accordance with its terms; and

"Consent Solicitation Memorandum" means the consent solicitation memorandum dated 16 October 2015 prepared by the Issuer in relation to the Consent Solicitation."

EXTRAORDINARY RESOLUTION
IN RESPECT OF THE EUR 1,500,000,000 SERIES 2011-2 3.625 PER CENT. COVERED BONDS DUE 2016

"THAT this Meeting of the holders (together, the "Series 2011-2 Covered Bondholders") of the presently outstanding EUR 1,500,000,000 Series 2011-2 3.625 per cent. Covered Bonds due 2016 (the "Series 2011-2 Covered Bonds") of Barclays Bank PLC (the "Issuer"), constituted by the trust deed dated 18 December 2007 as supplemented, amended and restated on 2 July 2008, 23 September 2009, 7 May 2010 and 6 January 2011 (the "Trust Deed") made between the Issuer, Barclays Covered Bonds LLP (the "LLP") and Citicorp Trustee Company Limited (the "Trustee") as trustee for, inter alios, the Series 2011-2 Covered Bondholders:

1.	assents to:

(i)
the modification of the terms and conditions of the Series 2011-2 Covered Bonds (the "Conditions"), as set out in Schedule 1 to the Trust Deed and as completed by the Final Terms applicable to the Series 2011-2 Covered Bonds dated 12 April 2011, as any of the same may from time to time be modified in accordance with the Trust Deed, to provide that, instead of being "hard bullet" Covered Bonds, the Series 2011-2 Covered Bonds will instead become "soft bullet" Covered Bonds with (i) an Extended Due for Payment Date falling on or nearest to 13 April 2017 and (ii) the interest payable in respect of the Series 2011-2 Covered Bonds from (and including) the Final Maturity Date to (but excluding) the Extended Due for Payment Date (or, if earlier, the date on which the Series 2011-2 Covered Bonds are redeemed in full) payable monthly in arrears and determined by reference to the sum of one-month EURIBOR and the Margin, all as more fully set out in the Amended and Restated Final Terms (as defined in paragraph 2 below); and

(ii)
the consequential modification of the Swap Agreement (as defined in the master definitions schedule referred to in the Conditions) relating to the Series 2011-2 Covered Bonds, all as more fully set out in the Amended and Restated Swap Confirmation (as defined in paragraph 2 below);

2.	authorises, directs, requests and empowers:

(a)

(i)	the Issuer and the LLP to execute an amended and restated final terms in respect of the Series 2011-2 Covered Bonds (the "Amended and Restated Final Terms");

(ii)	the Issuer, the LLP and the Trustee to execute a deed supplemental to the Trust Deed which annexes the form of the Amended and Restated Final Terms thereto (the "Supplemental Trust Deed"); and

(iii)
the LLP, Barclays Bank PLC, as swap provider and the Trustee, to execute an amended and restated Swap Confirmation in respect of the Series 2011-2 Covered Bonds (the "Amended and Restated Swap Confirmation"),

in each case to effect the modifications referred to in paragraph 1 of this Extraordinary Resolution, in the form or substantially in the form of the drafts produced to this Meeting and for the purpose of identification signed by the chairman thereof, with such amendments thereto (if any) as the Trustee shall require or agree to; and

(b)
the Issuer, the LLP and the Trustee to execute and to do all such other deeds, instruments, acts and things as may be necessary, desirable or expedient in its sole opinion to carry out and to give effect to this Extraordinary Resolution and the implementation of the modifications referred to in paragraph 1 of this Extraordinary Resolution;

3.
discharges and exonerates the Trustee from all liability for which it may have become or may become responsible under the Trust Deed or the Series 2011-2 Covered Bonds in respect of any act or omission in connection with this Extraordinary Resolution or its implementation, the modifications referred to in paragraph 1 of this Extraordinary Resolution or the implementation of those modifications;

4.
sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Series 2011-2 Covered Bondholders appertaining to the Series 2011-2 Covered Bonds against the Issuer or the LLP, whether or not such rights arise under the Conditions, involved in, resulting from or to be effected by the amendments referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

5.	acknowledges that the following terms, as used in this Extraordinary Resolution, shall have the meanings given below:

"Consent Solicitation" means the invitation by the Issuer to the Series 2011-2 Covered Bondholders to consent to the modification of the Conditions and the consequential modification to the Swap Agreement relating to the Series 2011-2 Covered Bonds as described in the Consent Solicitation Memorandum and as the same may be amended in accordance with its terms; and

"Consent Solicitation Memorandum" means the consent solicitation memorandum dated 16 October 2015 prepared by the Issuer in relation to the Consent Solicitation."

BACKGROUND

The Issuer has convened the Meetings for the purpose of enabling the holders of the Covered Bonds of each Series to consider and resolve, if they think fit, to pass the Extraordinary Resolution proposed in relation to the Covered Bonds of the relevant Series.

The Issuer continually reviews regulatory and market developments, as an active participant in the covered bond market. The amendments proposed by way of the Extraordinary Resolutions align the terms and conditions of a selection of the older outstanding series with those commonly seen in the covered bond market to ensure ongoing cost efficiency of this funding programme.

Copies of each draft Amended and Restated Final Terms, the draft Supplemental Trust Deed and each draft Amended and Restated Swap Confirmation (together the "Documents"), as referred to in the Extraordinary Resolutions above, have been reviewed by each of Fitch Ratings Ltd. ("Fitch"), Standard & Poor's Market Services Europe Limited ("S&P") and Moody's Investors Service Limited ("Moody's"). Fitch, S&P and Moody's have, based on the information provided to them, raised no comments in respect of the draft Documents, and each of Fitch, S&P and Moody's is expected to publish a press release shortly after the date of this Notice confirming that entry into the Documents will not, in and of themselves and at this time, result in the downgrade or withdrawal of the credit ratings assigned by it to the Covered Bonds.

CONSENT SOLICITATIONS

Covered Bondholders are further given notice that the Issuer has invited holders of the Covered Bonds of each Series (each such invitation a "Consent Solicitation") to consent to the approval, by Extraordinary Resolution at the relevant Meeting, of the modification of the Conditions and the Swap Agreement relating to the relevant Series as described in paragraph 1 of the relevant Extraordinary Resolution as set out above, all as further described in the Consent Solicitation Memorandum (as defined in paragraph 6 of the Extraordinary Resolutions set out above). The implementation of an Extraordinary Resolution, if passed, is conditional on the Issuer not having previously terminated the relevant Consent Solicitation in accordance with the provisions for such termination set out in "Amendment and Termination".

Covered Bondholders may obtain, from the date of this Notice, a copy of the Consent Solicitation Memorandum from the Tabulation Agent, the contact details for which are set out below.

Pursuant to each Consent Solicitation, each Covered Bondholder from whom a valid Consent Instruction (as defined in the Consent Solicitation Memorandum) is received by the Tabulation Agent by the deadline specified in the Consent Solicitation Memorandum will, subject to the conditions set out in the Consent Solicitation Memorandum, be eligible to receive payment of an amount equal to 0.05 per cent. of the principal amount of the Covered Bonds that are the subject of such Consent Instruction (the "Early Participation Fee"), all as more fully described in the Consent Solicitation Memorandum. Payment of the Early Participation Fee in respect of a Series of Covered Bonds is not conditional on the passing of an Extraordinary Resolution in respect of any other Series of Covered Bonds.

GENERAL

Copies of (i) the Trust Deed; and (ii) the current drafts of each Amended and Restated Final Terms, each Amended and Restated Swap Confirmation and the Supplemental Trust Deed as referred to in each Extraordinary Resolution set out above are also available for inspection by Covered Bondholders (a) on and from the date of this Notice up to and including the date of the Meetings, at the specified offices of the Tabulation Agent during normal business hours on any week day (Saturdays, Sundays and public holidays excepted) up to and including the date of the Meetings and (b) at the Meetings and at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom for 15 minutes before the Meetings. Any revised version of any draft Amended and Restated Final Terms, any draft Amended and Restated Swap Confirmation or draft Supplemental Trust Deed made available as described above and marked to indicate changes to the draft made available on the date of this Notice will supersede the previous draft of the relevant document and Covered Bondholders will be deemed to have notice of any such changes.

The attention of Covered Bondholders is particularly drawn to the procedures for voting, quorum and other requirements for the passing of the Extraordinary Resolutions at the Meetings or any meeting held following any adjournment of any Meeting, which are set out in "Voting and Quorum" below. Having regard to such requirements, Covered Bondholders are strongly urged either to attend the relevant Meeting or to take steps to be represented at the relevant Meeting (including by way of submitting Consent Instructions) as soon as possible.

TRUSTEE

None of the Trustee or any of its directors, officers, employees or affiliates has been involved in the formulation of the Extraordinary Resolutions and the Trustee expresses no opinion on the merits of, or makes any representation, warranty or recommendation whatsoever regarding, any Extraordinary Resolution or makes any recommendation whether Covered Bondholders should participate at the relevant Meeting(s). The Trustee has not reviewed, nor will it be reviewing, any documents relating to the Consent Solicitations and/or the Extraordinary Resolutions, except this Notice. None of the Trustee or any of its directors, officers, employees or affiliates has verified, or assumes any responsibility for the accuracy or completeness of, any of the information concerning the Extraordinary Resolutions, the Issuer, the LLP, the Covered Bonds or the factual statements contained in, or the effect or effectiveness of, this Notice or any other documents referred to in this Notice or assumes any responsibility for any failure by the Issuer to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee has, however, authorised it to be stated that, on the basis of the information contained in this Notice, it has no objection to the Extraordinary Resolutions, as set out in this Notice, being put to Covered Bondholders for their consideration.

VOTING AND QUORUM

Covered Bondholders who have submitted and not revoked (in the limited circumstances in which revocation is permitted) a valid Consent Instruction in respect of the relevant Extraordinary Resolution by 4.00 p.m. (London time) on 5 November2015 (the "Expiration Deadline"), by which they will be deemed to have given instructions for the appointment of one or more representatives of the Tabulation Agent by the Principal Paying Agent as their proxy to vote in favour of or against (as specified in the relevant Consent Instruction) the relevant Extraordinary Resolution at the relevant Meeting (or any adjourned such Meeting), need take no further action to be represented at the relevant Meeting (or any such adjourned such Meeting).

Covered Bondholders who have not submitted or have submitted and subsequently revoked (in the limited circumstances in which such revocation is permitted) a Consent Instruction in respect of the relevant Extraordinary Resolution should take note of the provisions set out below detailing how such Covered Bondholders can attend or take steps to be represented at the relevant Meeting (references to which, for the purpose of such provisions, include, unless the context otherwise requires, any adjourned such Meeting).

1.
Subject as set out below, the provisions governing the convening and holding of each Meeting are set out in the schedule 4 to the Trust Deed, copies of which are available from the date of this Notice to the conclusion of the Meetings (or any adjourned Meetings) as referred to above. For the purposes of the Meetings, a "Covered Bondholder" means a Direct Participant.

2.
All of the Covered Bonds are represented by global Covered Bonds held by a common safekeeper for Euroclear and/or Clearstream, Luxembourg. For the purposes of this Notice, a "Direct Participant" means each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular principal amount of the Covered Bonds.

A Direct Participant or beneficial owner of Covered Bonds wishing to attend the relevant Meeting in person must produce at the relevant Meeting a valid voting certificate or certificates issued by a Paying Agent relating to the Covered Bonds in respect of which it wishes to vote.

A Direct Participant or beneficial owner of Covered Bonds not wishing to attend and vote at the relevant Meeting in person may either deliver its valid voting certificate(s) to the person whom it wishes to attend on its behalf or the Direct Participant may (or the beneficial owner of the Covered Bonds may arrange for the relevant Direct Participant on its behalf to) give a voting instruction (by giving voting and blocking instructions to Euroclear or Clearstream, Luxembourg (a "Euroclear/Clearstream Instruction") in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as applicable) requiring a Paying Agent to include the votes attributable to its Covered Bonds in a block voting instruction issued by the Paying Agent for the relevant Meeting or any adjourned such Meeting, in which case the Paying Agent shall appoint a proxy to attend and vote at such Meeting in accordance with such Direct Participant's instructions.

A Direct Participant must request the relevant clearing system to block the relevant Covered Bonds in its account and to hold the same to the order or under the control of the relevant Paying Agent not later than 48 hours before the time appointed for holding the relevant Meeting in order to obtain voting certificates or give voting instructions in respect of such Meeting. Covered Bonds so blocked will not be released until the earlier of:

(i)	the conclusion of the relevant Meeting (or, if applicable, any adjourned such Meeting); and

(ii)

(A)	in respect of voting certificate(s), the surrender to the relevant Paying Agent of such voting certificate(s); or

(B)
in respect of voting instructions, not less than 48 hours before the time for which the relevant Meeting (or, if applicable, any adjourned such Meeting) is convened, the notification in writing of any revocation of a Direct Participant's previous instructions to the relevant Paying Agent and the same then being notified in writing by the relevant Paying Agent to the Issuer at least 24 hours before the time appointed for holding the relevant Meeting and such Covered Bonds ceasing in accordance with the procedures of the relevant clearing system and with the agreement of the relevant Paying Agent to be held to its order or under its control.

For the purposes of this Notice, "24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid, and "48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

Covered Bondholders should note that voting instructions (unless validly revoked) given and voting certificates obtained in respect of a Meeting shall remain valid for any adjourned such Meeting.

3.
The quorum required at any Meeting is one or more persons present holding Covered Bonds or voting certificates or being proxies or representatives and holding or representing in aggregate not less than two-thirds of the aggregate Principal Amount Outstanding of the relevant Series for the time being outstanding. If a quorum is not present within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for the relevant Meeting, unless the Issuer, the LLP and the Trustee otherwise agree, such Meeting will be adjourned for a period being not less than 13 clear days nor more than 42 clear days and at a place appointed by the Chairman and approved by the Trustee and the relevant Extraordinary Resolution will be considered at such adjourned Meeting (notice of which will be given to the Covered Bondholders in accordance with the Trust Deed). The quorum at any such adjourned Meeting will be one or more persons present holding Covered Bonds or voting certificates or being proxies or representatives and holding or representing in aggregate not less than one-third of the aggregate Principal Amount Outstanding of the relevant Series for the time being outstanding. The holding of any adjourned Meeting will be subject to the Issuer giving at least 10 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be resumed) in accordance with the relevant Conditions and the Trust Deed that such adjourned Meeting is to be held.

4.	Every question submitted to a Meeting shall be decided in the first instance by a show of hands.

Unless a poll is (before or at the time that the result is declared) demanded by the Chairman, the Issuer, the LLP, the Trustee or any person present holding Covered Bonds or a voting certificate or being a proxy or representative, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the relevant Extraordinary Resolution.

At each Meeting (a) on a show of hands every person who is present in person and produces a voting certificate or is a proxy or representative shall have one vote and (b) on a poll every person who is so present shall have one vote in respect of each EUR 1 in the Principal Amount Outstanding of the Covered Bonds of the relevant Series so represented by the voting certificate or in respect of which that person is a proxy or representative.

5.
To be passed at the relevant Meeting, an Extraordinary Resolution requires a majority in favour consisting of not less than three-fourths of the votes cast. If passed, an Extraordinary Resolution will be binding on all Covered Bondholders of the relevant Series, whether or not present at the relevant Meeting and whether or not voting.

This Notice is given by Barclays Bank PLC. Covered Bondholders should contact the following for further information:

The Solicitation Agent

Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB United Kingdom (Attention: Liability Management Group, Telephone: +44 203 134 8515, Email: eu.lm@barclays.com)

Tabulation Agent

Lucid Issuer Services Limited (Attention: Victor Parzyjagla/Thomas Choquet, Telephone: +44 20 7704 0880, Email: barclays@lucid-is.com)

Dated: 16 October 2015

ISSUER

Barclays Bank PLC
1 Churchill Place
London, E14 5HP
United Kingdom

THE LLP

Barclays Covered Bonds LLP
1 Churchill Place
London, E14 5HP
United Kingdom

SOLICITATION AGENT

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

Telephone:  +44 203 134 8515
Attention: Liability Management Group
Email: eu.lm@barclays.com

TABULATION AGENT

Lucid Issuer Services Limited
Leroy House
436 Essex Road
London N1 3QP
United Kingdom

Telephone: +44 20 7704 0880
Attention: Victor Parzyjagla/Thomas Choquet
Email: barclays@lucid-is.com

PRINCIPAL PAYING AGENT

Citibank, N.A., London Branch
Citigroup Centre
Canada Square
London, E14 5LB

Fax: +3531 622 2210
Attention: Agency and Trust
E-mail: ppapayments@citi.com